                                                                     EXHIBIT 2.1


                           STOCK PURCHASE AGREEMENT

                                  DATED AS OF

                               NOVEMBER 29, 1999

                                BY AND BETWEEN

                           CH2M HILL COMPANIES, LTD.

                                      AND

                          LOCKHEED MARTIN CORPORATION

                               TABLE OF CONTENTS

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                                                                            Page


SECTION 1 DEFINITIONS.............. ......................................   1
SECTION 2 BASIC TRANSACTION......... .....................................   9
   2.1   Purchase and Sale of Company Shares..............................   9
   2.2   Purchase Price...................................................   9
   2.3   Base Purchase Price..............................................   9
   2.4   Option Exercise Payments.........................................   9
   2.5   Option Period Earn-Out Payments..................................  10
   2.6   Acknowledgement..................................................  10
   2.7   Additional Consideration.........................................  10
SECTION 3 CLOSING AND CLOSING DATE........................................  11
   3.1   Closing..........................................................  11
   3.2   Closing Date.....................................................  11
   3.3   Deliveries at the Closing........................................  12
SECTION 4 REPRESENTATIONS AND WARRANTIES BY SELLER........................  12
   4.1   Organization, Qualification and Corporate Power..................  12
   4.2   Authorization of Transaction; No Conflicts.......................  12
   4.3   Capitalization...................................................  13
   4.4   Financial Statements; Changes; Undisclosed Liabilities...........  13
   4.5   Accounts Receivable..............................................  14
   4.6   Tax Matters......................................................  14
   4.7   Government Contracts.............................................  14
   4.8   Property; Title and Related Matters..............................  15
   4.9   Intellectual Property............................................  16
   4.10  Legal Matters; Compliance with Laws..............................  16
   4.11  Employee Benefits................................................  17
   4.12  Labor Relations..................................................  19
   4.13  Permits; Security Clearance......................................  19
   4.14  Affiliate Agreements; Transactions...............................  19
   4.15  Insurance........................................................  20
   4.16  Bank Accounts and Powers.........................................  20
   4.17  Year 2000 Compliance.............................................  20
   4.18  Operation in the Ordinary Course.................................  20
   4.19  Brokers' Fees....................................................  20
   4.20  Absence of Questionable Payments.................................  20
   4.21  Disclaimer of Additional Warranties; Acknowledgement.............  21
SECTION 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................  21
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                                      -i-
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                              TABLE OF CONTENTS
                                 (continued)

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   5.1   Organization and Related Matters.................................  21
   5.2   Authorization; No Conflicts......................................  21
   5.3   Litigation.......................................................  21
   5.4   Financing........................................................  22
   5.5   Investment Representation........................................  22
   5.6   Insurance Matters................................................  22
   5.7   Foreign Ownership................................................  22
   5.8   Investigation; Acknowledgment....................................  22
   5.9   Brokers' Fees....................................................  22
SECTION 6. PRE-CLOSING COVENANTS..........................................  22
   6.1   Access...........................................................  23
   6.2   Financial Information............................................  23
   6.3   Conduct of Business..............................................  23
   6.4   Reasonable Best Efforts; No Inconsistent Action..................  24
   6.5   Elimination of Intercompany and Affiliate Liabilities............  25
   6.6   Control of the Business of the Company...........................  26
   6.7   Accuracy of Information..........................................  26
   6.8   Exclusivity......................................................  26
   6.9   Classified and Special Access Programs...........................  26
   6.10  Certain Actions..................................................  26
SECTION 7 POST-CLOSING COVENANTS..........................................  26
   7.1   General..........................................................  26
   7.2   Post-Closing Consents............................................  26
   7.3   Litigation Support...............................................  27
   7.4   Agreements Regarding Tax Matters.................................  28
   7.5   Confidential Information.........................................  32
   7.6   Employees Matters; Benefits......................................  32
   7.7   Post-Closing Receipts............................................  37
   7.8   Non-Competition..................................................  37
   7.9   Use ofLockheed Martin Name.......................................  37
SECTION 8 CLOSING CONDITIONS..............................................  38
   8.1   General Obligations..............................................  38
   8.2   Conditions to Obligation of Purchaser............................  38
   8.3   Conditions to Obligation of Seller...............................  39
SECTION 9 TERMINATION OF OBLIGATIONS......................................  40
   9.1   Termination of Agreement.........................................  40
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                                     -ii-
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                              TABLE OF CONTENTS
                                 (continued)

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   9.2   Effect of Termination......... ..................................  40
SECTION 10 INDEMNIFICATION; SURVIVAL......................................  40
   10.1   Obligations of Seller...........................................  41
   10.2   Obligations of Purchaser........................................  41
   10.3   Procedure.......................................................  42
   10.4   Survival........................................................  43
   10.5   Limitations on Indemnification..................................  43
   10.6   Treatment of Payments...........................................  43
   10.7   Remedies Exclusive..............................................  44
   10.8   Mitigation......................................................  44
SECTION 11 MISCELLANEOUS..................................................  44
   11.1   Press Releases and Announcements................................  44
   11.2   Expenses........................................................  44
   11.3   Further Assurances..............................................  44
   11.4   Remedies........................................................  45
   11.5   Consent to Amendments...........................................  45
   11.6   Successors and Assigns..........................................  45
   11.7   Severability....................................................  45
   11.8   Counterparts....................................................  45
   11.9   Descriptive Headings............................................  45
   11.10  Notices.........................................................  46
   11.11  No Third-Party Beneficiaries....................................  47
   11.12  Entire Agreement................................................  47
   11.13  Construction....................................................  47
   11.14  Representation by Counsel; Interpretation.......................  47
   11.15  Incorporation of Exhibits and Schedules.........................  47
   11.16  Governing Law...................................................  48
   11.17  Resolution of Disputes..........................................  48
   11.18  No Consequential Damages........................................  48

                                    Exhibits
                                    --------

Exhibit 8.2(e)    Form of Opinion of Seller
Exhibit 8.3(d)    Form of Opinion of Purchaser

                                   Schedules
                                   ---------

Schedule 1.1(a)   Knowledge of Seller
Schedule 1.1(b)   Knowledge of Purchaser
Schedule 4.2      Conflicts
Schedule 4.3      Capitalization
Schedule 4.4(a)   Financial Statements
Schedule 4.4(b)   Changes Effecting the Company
Schedule 4.6      Tax Matters
Schedule 4.7      Government Contracts
Schedule 4.8      Property; Title and Related Matters
Schedule 4.9      Intellectual Property
Schedule 4.10     Legal Matters; Compliance with Laws
Schedule 4.11     Employee Benefits
Schedule 4.12     Labor Relations
Schedule 4.13     Permits
Schedule 4.14     Affiliate Agreements; Transactions
Schedule 4.15     Insurance
Schedule 4.16     Bank Accounts and Powers
Schedule 4.18     Operation in the Ordinary Course
Schedule 6.3      Conduct of Business
Schedule 6.5      Elimination of Intercompany and Affiliate Liabilities
Schedule 7.6      Employee Matters
Schedule 8.1      Approvals.

                           STOCK PURCHASE AGREEMENT
                           ------------------------

          STOCK PURCHASE AGREEMENT dated as of November 29, 1999 by and between CH2M HILL Companies Ltd., an Oregon corporation (the "Purchaser"), and Lockheed Martin Corporation, a Maryland corporation (the "Seller").

                                  WITNESSETH:

          WHEREAS, Lockheed Martin Hanford Corporation, a Delaware corporation (the "Company") previously was party to Subcontract No. 80232764-9-K001, issued by Fluor Daniel Hanford, Inc., the primary management contractor to the United States Department of Energy (the "Department") at the Department's Hanford Site located in Richland, Washington (the "Hanford Site"), effective as of October 1, 1996 (the "DOE Subcontract");

          WHEREAS, pursuant to Contract No. DE-AC06-99RL14047, issued by the Department's Richland Operations Office to the Company, effective as of September 30, 1999 (the "DOE Contract"), the Company has become a prime contractor to the Department;

          WHEREAS, pursuant to the DOE Contract the Company is responsible for planning, managing, and executing the Tank Waste Remediation System at the Hanford Site under the direction of the Department's Office of River Protection;

          WHEREAS, Seller is the record holder and beneficial owner of all of the issued and outstanding capital stock of the Company; and

          WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of the issued and outstanding capital stock of the Company on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Section 1. Definitions. For purposes of this Agreement, the following terms
                -----------
have the meanings set forth below:

          "Action" means any action, complaint, petition, investigation,
           ------
arbitration, suit, or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

          "Adjustment" has the meaning set forth in Section 7.4(d).
           ----------

          "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
           ---------
promulgated under the Securities Exchange Act of 1934, as amended.

          "Agreement" means this Stock Purchase Agreement, as the same may be
           ---------
amended from time to time in accordance with the terms hereof.

          "Allocation Arbiter" has the meaning set forth in Section 7.4(k).
           ------------------

          "Anti-Assignment Laws" means 41 U.S.C. (S)15, 31 U.S.C. (S)3727 and
           --------------------
FAR Subpart 42.12 and any similar statutes, laws, rules and regulations.

          "Approval" means any approval, authorization, consent, qualification
           --------
or registration, or extension, modification, amendment or waiver of any of the foregoing, required to be obtained from or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity.

          "Base Purchase Price" has the meaning set forth in Section 2.3.
           -------------------

          "Business" means the business conducted by the Company.
           --------

          "Closing" has the meaning set forth in Section 3.1.
           -------

          "Closing Date" has the meaning set forth in Section 3.2.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Company" means Lockheed Martin Hanford Corporation, a Delaware
           -------
corporation.

          "Company Shares" means all of the issued and outstanding capital stock
           --------------
of the Company.

          "Confidential Information" means any information, in whatever form or
           ------------------------
medium, concerning the Company or the operations or affairs of the Business, excluding any such information which (a) as of the date of this Agreement is generally known by the public, (b) becomes generally known by the public following the date of this Agreement (other than as a result of the breach by Seller or any of its Affiliates of the provisions of Section 7.5), (c) becomes available to Seller and its Affiliates after the Closing Date on a nonconfidential basis from a Person who is not bound by a confidentiality agreement with the Company and who is not otherwise legally prohibited from transmitting such information to Seller and its Affiliates or (d) Seller and its Affiliates can demonstrate by clear and convincing evidence was developed or discovered by Seller and its Affiliates independently of any information concerning the Business.

          "Confidentiality Agreement" means the Confidentiality Agreement dated
           -------------------------
as of November 29, 1999 between Seller and Purchaser.

          "Contracting Officer" has the meaning set forth in the DOE Contract.
           -------------------

          "Department" means the United States Department of Energy.
           ----------

          "DOE Contract" has the meaning set forth in the Recitals hereto. For
           ------------
purposes of Sections 2.4, 2.4, and 2.6, the term DOE Contract shall include the present DOE Contract or any other agreement pursuant to which the Company, the Purchaser, or any Affiliate, assignee or transferee of the Purchaser is responsible for planning, managing, and executing the Tank Waste Remediation System at the Hanford Site prior to GFY 2007.

          "DOE Subcontract" has the meaning set forth in the Recitals hereto.
           ---------------

          "DOE Subcontract Fee" means the fee awarded to the Company with
           -------------------
relation to the fiscal year ended September 30, 1999, as determined in accordance with Part II, Section 9 of the DOE Subcontract, other than that portion of the fee paid to the Company as a provisional fee prior to the date hereof. Such DOE Subcontract Fee shall be comprised of any fees paid to the Company from and after the date of this Agreement as a result of either (i) satisfactory completion of responsibilities under PAs (as such term is defined in the DOE Subcontract) or (ii) a determination that the Company is entitled to receive a portion of the Subjective Pool (as such term is defined in the DOE Subcontract).

          "DOE Subcontract Fee Adjustment" has the meaning set forth in Section
           ------------------------------
2.7.

          "Election" has the meaning set forth in Section 7.4(j)(i).
           --------

          "Employee" has the meaning set forth in Section 4.11(a).
           --------

          "Encumbrance" means any claim, charge, easement, encumbrance, lease,
           -----------
security interest, lien, pledge, restriction (whether on voting, sale, transfer, disposition or otherwise), except for any restrictions on transfer generally arising under any applicable federal or state securities law.

          "Environmental Law" means any Law with respect to the preservation of
           -----------------
the environment or the promotion of worker health and safety, including any Law relating to Hazardous Materials, drinking water, surface water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, noises, odors, air emissions, waste emissions or wells. Without limiting the generality of the foregoing, the term will encompass each of the following statutes and the regulations promulgated thereunder, and any similar applicable state, local or foreign Law, each as it may be amended from time to time: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980; (b) the Resource Conservation and Recovery Act; (c) the Hazardous Materials Transportation Act; (d) the Toxic Substances Control Act; (e) the Clean Water Act; (f) the Clean Air Act; (g) the Safe Drinking Water Act; (h) the National Environmental Policy Act of 1969; (i) the Emergency Planning and Community-Right-to-Know Act; (j) the Oil Pollution Act; (k) the Federal Insecticide, Fungicide and Rodenticide Act; and (l) the provisions of the Occupational Safety and Health Act of 1970, the Nuclear Waste Policy Act, and the Atomic Energy Act relating to the handling of or exposure to Hazardous Materials or similar substances.

          "Environmental Permit" means any license, permit, franchise,
           --------------------
certificate of authority or Order, or any extension, modification, amendment or waiver of the foregoing, required to be obtained from any Governmental Entity pursuant to any applicable Environmental Laws in connection with the conduct of the Business.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "ERISA Plans" has the meaning set forth in Section 4.11(a).
           -----------

          "Fee Sharing Commitments" has the meaning set forth in Section 2.7.
           -----------------------

          "Financial Statements" has the meaning set forth in Section 4.5(a).
           --------------------

          "Government Contract" means the DOE Contract, the DOE Subcontract and
           -------------------
any prime contract, subcontract, basic ordering agreement, letter contract, purchase order, delivery order, task order, teaming agreement, or other legally binding commitment thereunder or relating thereto, in connection with or relating to any United States government procurement, in each case between (a) Company and (b) any Governmental Entity or any other prime contractor or subcontractor at any tier.

          "Government Fiscal Year" or "GFY" means each period beginning on
           ----------------------      ---
October 1, of the preceding calendar year and ending on September 30, of the calendar year identified following the term "GFY."

          "Governmental Entity" means any government or any agency, bureau,
           -------------------
board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          "Hanford Site" has the meaning set forth in the Recitals hereto.
           ------------

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended, and the related regulations and published interpretations thereof.

          "Hazardous Materials" means each and every element, compound, chemical
           -------------------
mixture, contaminant, pollutant, material, waste, radionuclide or other substance that is defined, determined or identified as hazardous or toxic under any Environmental Law or the Release of which is prohibited or restricted under any Environmental Law. Without limiting the generality of the foregoing, the term will at least include: (a) "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 and regulations promulgated thereunder, each as amended; (b) "hazardous waste" as defined in the Resource Conservation and Recovery Act and regulations promulgated thereunder, each as amended; (c) "hazardous materials" as defined in the Hazardous Materials Transportation Act and the regulations promulgated thereunder, each as amended; (d) "chemical substance or mixture" as defined in the Toxic Substances Control Act and regulation promulgated thereunder, each as amended; (e) petroleum and petroleum products; and (f) asbestos; (g) radioactive material of any kind, including source material, special nuclear material, byproduct material, naturally occurring or accelerator-produced radioactive material; and naturally occurring radioactive material; and (h) radioactive wastes of any kind, including high-level waste, low-level waste, Class A, B, C and Greater-Than-Class-C Wastes, transuranic waste, AEA wastes, NARM/NORM wastes, and mixed wastes.

          "Income Tax Return" means a Tax Return required to be supplied to a
           -----------------
Governmental Entity with respect to Income Taxes including, where permitted or required, combined or consolidated returns for any group of Persons that includes the Company.

          "Income Taxes" means all Taxes based on or measured by net income
           ------------
(including any interest and penalties and addition to tax (civil or criminal) related thereto or to the nonpayment thereof), not including withholding or tollgate taxes.

          "Indemnifiable Claim" means any claim of an Indemnifiable Loss for or
           -------------------
against which any party is entitled to indemnification under this Agreement.

          "Indemnifiable Loss" means any cost, damage, disbursement, expense,
           ------------------
liability, loss, deficiency, penalty or settlement of any kind or nature, including reasonable legal, accounting and other professional fees and expenses and amounts paid in settlement, that are actually imposed on or otherwise actually incurred or suffered by the specified Person.

          "Indemnified Party" means (i) as to Seller, any Purchaser Indemnitee
           -----------------
or (ii) as to Purchaser, any Seller Indemnitee.

          "Indemnifying Party" means (i) as to any Purchaser Indemnitee, Seller
           ------------------
or (ii) as to any Seller Indemnitee, Purchaser.

          "Initial Transfer Amount" has the meaning set forth in Section
           -----------------------
7.6(b)(iii).

          "Intellectual Property" means any patent, patent disclosure,
           ---------------------
trademark, service mark, trade dress, logo, trade name, copyright or mask work, and any registration, application or associated good will for any of the foregoing, and any computer software (including source and object codes), computer program, computer data base or related documentation or materials, data, documentation, manual, trade secret, confidential business information (including ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data, and pricing and cost information) or other intellectual property right (in whatever form or medium).

          "Interim Balance Sheet" has the meaning set forth in Section
           ---------------------
4.4(a)(ii).

          "Interim Financial Statements" has the meaning set forth in Section
           ----------------------------
4.4(a)(ii).

          "IRS" means the Internal Revenue Service of the Department of the
           ---
Treasury.

          "Knowledge" (a) as used with respect to Seller means the actual
           ---------
knowledge of any of the directors, officers or senior management personnel of the Company and Seller identified on Schedule 1.1(a) and such knowledge as would be imputed to such persons after reasonable investigation, and (b) as used with respect to Purchaser, means the actual knowledge of any of the directors, officers or senior management of Purchaser and Purchaser's Affiliates identified on Schedule 1.1(b) and such knowledge as would be imputed to such persons after reasonable investigation.

          "LMSI" means Lockheed Martin Services, Inc., a Delaware corporation.
           ----

          "LTD Recipient" has the meaning set forth in Section 7.6(a)(vi).
           -------------

          "Law" means any constitutional provision, statute, law, rule,
           ---
regulation, executive order, Permit, decree, injunction, judgment, Order, ruling, determination, finding or writ of any Governmental Entity.

          "Material Adverse Circumstance" means any fact, circumstance or
           -----------------------------
condition that would reasonably be expected to have a material adverse effect on the Business, or on the operations, assets or financial condition of the Company, but excluding (i) any event or change that generally affects companies involved in the environmental remediation business or is generally applicable to the United States economy or securities markets, (ii) any fact, circumstance or condition that is specifically identified as a potential Material Adverse Circumstance in a Schedule hereto or (iii) any fact, circumstance or condition that results from the execution of this Agreement, the announcement of this Agreement or the transactions contemplated hereby or the identity of Purchaser.

          "Non-Site Plans" has the meaning set forth in Section 4.11(a).
           --------------

          "Option Exercise Payment" has the meaning set forth in Section 2.4.
           -----------------------

          "Option Period Earn-Out Payment" has the meaning set forth in Section
           ------------------------------
2.4.

          "Option Year" has the meaning set forth in Section 2.4.
           -----------

          "Order" means any decree, injunction, judgment, order, ruling,
           -----
assessment or writ.

          "Other Participant" has the meaning set forth in Section
           -----------------
7.6(b)(ii)(2).

          "Permit" means any license, permit, franchise, certificate of
           ------
authority or Order, or any waiver of the foregoing, issued by any Governmental Entity, including any Environmental Permit.

          "Permitted Encumbrances" means such Encumbrances that (i) do not
           ----------------------
individually or in the aggregate with other Encumbrances materially detract from the value of the property or materially detract from or interfere with the use of the property in the ordinary course of the Business, (ii) are reflected or disclosed in the Financial Statements or (iii) constitute statutory liens arising in the ordinary course of business.

          "Person" means an individual, a corporation, a partnership, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

          "Plans" has the meaning set forth in Section 4.11(a).
           -----

          "Post-Closing Period" means, with respect to the Company, any Tax
           -------------------
Period commencing after the Closing Date and the portion of any Straddle Period commencing after the Closing Date.

          "Pre-Closing Period" means, with respect to the Company, any Tax
           ------------------
Period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

          "Prior Month Provisional Fee Adjustment" has the meaning set forth in
           --------------------------------------
Section 2.3.

          "Purchase Price" has the meaning set forth in Section 2.2.
           --------------

          "Purchaser" means CH2M HILL Companies, Ltd., an Oregon corporation.
           ---------

          "Purchaser Indemnitees" has the meaning set forth in Section 10.1.
           ---------------------

          "Purchaser SERP" has the meaning set forth in Section 7.6(b)(i).
           --------------

          "Purchaser SERP Trust" has the meaning set forth in Section 7.6(b)(i).
           --------------------

          "Purchaser's Representatives" has the meaning set forth in Section
           ---------------------------
6.3.

          "Release" means any spilling, leaking, pumping, pouring, emitting,
           -------
emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment.

          "Response Actions" means any sampling, investigation, testing,
           ----------------
monitoring, assessment, treatment, mitigation, restoration, clean-up, closure, post-closure, corrective action, response action, removal action, remedial action, operation and maintenance to address the actual or suspected presence, migration or Release of Hazardous Materials.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Seller" means Lockheed Martin Corporation, a Maryland corporation.
           ------

          "Seller SERP" has the meaning set forth in Section 7.6(b)(ii)(1).
           -----------

          "Seller SERP Trust" has the meaning set forth in Section 7.6(b)(iii).
           -----------------

          "Seller Indemnitees" has the meaning set forth in Section 10.2.
           ------------------

          "Seller's Representatives" has the meaning set forth in Section 6.3.
           ------------------------

          "SERP Benefit Payments" has the meaning set forth in Section
           ---------------------
7.6(b)(iv).

          "Site Plans" has the meaning set forth in Section 4.11(a).
           ----------

          "Straddle Period" means, with respect to the Company, any Tax Period
           ---------------
that begins before and ends after the Closing Date.

          "Subsidiary" means, with respect to any Person, any Person in which
           ----------
such Person has a direct or indirect equity or ownership interest in excess of 50%.

          "Tax" means any federal, state, local or foreign net income, gross
           ---
income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other tax, fee, assessment or charge, including any interest, penalty or addition thereto and including any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), and any liability in respect of any Tax as a transferee or successor, by Law, contract or otherwise.

          "Tax Period" means, with respect to any Tax, the period for which the
           ----------
Tax is reported as provided under applicable Tax Laws.

          "Tax Return" means any return, declaration, report, claim for refund
           ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereto or modification thereof.

          "Total Sales" means the total fee awarded under the DOE Contract with
           -----------
respect to any relevant GFY.

          "Transfer Date" has the meaning set forth in Section 7.6(b)(iv).
           -------------

          "Transfer Liability" has the meaning set forth in Section 7.6(b)(iii).
           ------------------

          "Transferred Employees" has the meaning set forth in Section
           ---------------------
7.6(a)(i).

          "Year-End Financial Statements" has the meaning set forth in Section
           -----------------------------
4.4(a).

          "Year 2000 Compliant" has the meaning set forth in Section 4.17.
           -------------------

          "Year 2000 Plan" has the meaning set forth in Section 4.17.
           --------------

Section 2.   Basic Transaction.
             -----------------

        2.1  Purchase and Sale of Company Shares. Subject to the terms and
             -----------------------------------
conditions of this Agreement, Seller agrees to sell the Company Shares, and to deliver the certificates evidencing such Company Shares, to Purchaser, and Purchaser agrees to purchase such Company Shares from Seller, for the consideration hereinafter set forth. The certificates will be properly endorsed for transfer to or accompanied by a duly executed stock power in favor of Purchaser or its nominee as Purchaser may have directed at least two business days prior to the Closing Date and otherwise in a form acceptable for transfer on the books of the Company.

        2.2  Purchase Price. The aggregate purchase price for the Company Shares
             --------------
shall be an amount (the "Purchase Price") equal to:

        (a)  the Base Purchase Price (as defined in Section 2.3); plus
                                                                  ----
        (b)  any Option Exercise Payment(s) (as defined in Section 2.4); plus
                                                                         ----
        (c)  any Option Period Earn-Out Payment(s) (as defined in Section 2.5).

        2.3  Base Purchase Price. On the terms and subject to the conditions set
             -------------------
forth in this Agreement, at the Closing, Purchaser will deliver to Seller $20,000,000 (the "Base Purchase Price"), adjusted as discussed below, by bank wire transfer of immediately available funds to an account designated in writing by Seller at least two business days prior to the Closing Date. The parties acknowledge that Purchaser shall be entitled to the benefit of any provisional fee authorized by the Contracting Officer under the DOE Contract with respect to any period from and after October 1, 1999. The Base Purchase Price shall be reduced by the amount of any provisional fee authorized by the Contracting Officer under the DOE Contract and Seller shall cause the Company to pay all of such amounts received prior to the Closing Date to Seller, whether by dividend, loan or otherwise.

        2.4  Option Exercise Payments. [REDACTED PURSUANT TO A REQUEST FOR
             ------------------------
CONFIDENTIAL TREATMENT UNDER RULE 24b-2 of THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES EXCHANGE ACT. OMITTED INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.]

        2.5  Option Period Earn-Out Payments. [REDACTED PURSUANT TO A REQUEST
             -------------------------------
FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 of THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES EXCHANGE ACT. OMITTED INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.]

        2.6  Acknowledgement. [REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
             ---------------
TREATMENT UNDER RULE 24b-2 of THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES EXCHANGE ACT. OMITTED INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH SUCH REQUEST FOR CONFIDENTIAL TREATMENT.]

        2.7  Additional Consideration. In addition to the Purchase Price, the
             ------------------------
parties acknowledge that Seller is entitled to receive an amount equal to (x) the DOE Subcontract Fee less (y) the sum of remaining amounts, if any, to be
                        ----
setoff pursuant to Part II, Section 11 and Part II, Section 12 of the DOE Subcontract with relation to GFY 1999 (the "Fee Sharing Commitments") but that the DOE Subcontract Fee has not been determined as of the date of this Agreement. In the event that the DOE Subcontract Fee is determined prior to the Closing Date,

Seller shall cause the Company to pay an amount equal to (x) such DOE Subcontract Fee less (y) the sum of remaining amounts, if any, to be setoff
                ----
pursuant to the Fee Sharing Commitments to Seller, whether by dividend, loan or otherwise. In the event that the DOE Subcontract Fee has not been determined and paid to Seller prior to the Closing Date, the following provisions shall be applicable:

          (a) Purchaser shall cause the Company to, and the Company shall, (A) conduct negotiations related to the determination of the DOE Subcontract Fee in a diligent manner consistent with the past practices of the Company, (B) reasonably inform Seller as to the status of the negotiations and (C) allow Seller to advise the Company with regard to the negotiations. Purchaser and the Company shall not be responsible for the outcome of the DOE Subcontract Fee negotiation provided that they satisfy the obligations contained in the preceding sentence.

          (b) Within two (2) business days of the determination of the DOE Subcontract Fee in accordance with Part III, Section 46 of the DOE Subcontract, Purchaser shall notify Seller as to the results of such determination.

          (c) Within five (5) business days, Seller may notify Purchaser that Seller either (A) desires to dispute the amount of such DOE Subcontract Fee or
(B) accepts the determination of the DOE Subcontract Fee. In the event that Seller notifies Purchaser that Seller does not accept the determination of the DOE Subcontract Fee, the Company and Purchaser shall allow Seller, at Seller's expense, to challenge such determination in the name of the Company and Purchaser by any reasonable means. Purchaser and its Affiliates shall cooperate with Seller, at Seller's expense, with relation to any such challenge and shall provide Seller with reasonable access to, and assistance of, the Company's management personnel as well as access to pertinent records, materials and information in the possession of Purchaser or its Affiliates. Seller shall pay for such assistance on a time and materials basis at the Company's prevailing rates. As soon as practicable after (i) Seller accepts the determination of the DOE Subcontract Fee or (ii) Seller's challenge to the determination of the DOE Subcontract Fee is resolved, Purchaser shall cause the Company to use its commercially reasonable efforts to receive the DOE Subcontract Fee and shall, within two (2) business days of receipt of the DOE Subcontract Fee, pay to Seller the amount of the DOE Subcontract Fee less the Fee Sharing Commitments by bank wire transfer of immediately available funds to an account designated in writing by Seller.

     Section 3.  Closing and Closing Date.
                 ------------------------

            3.1  Closing. Unless this Agreement has been terminated pursuant to
                 -------
Section 9.1, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of O'Melveny & Myers, 555 13th Street, N.W., Washington, D.C. 20004-1109, on the latter to occur of December 22, 1999, or the second business day after the satisfaction or waiver of all of the closing conditions set forth in Sections 8.1, 8.2 and 8.3, or at such other place or on such other date as Purchaser and Seller may agree.

            3.2  Closing Date. The date on which the Closing actually takes
                 ------------
place is referred to in this Agreement as the "Closing Date." The Closing will be deemed for all purposes under this Agreement to have occurred as of 12:01 A.M., Washington, D.C. time, on the Closing Date.

            3.3  Deliveries at the Closing. At the Closing, (a) Seller will
                 -------------------------
deliver to Purchaser the certificate referred to in Section 8.2(c) and the legal opinion referred to in Section 8.2(e), (b) Purchaser will deliver to Seller the certificate referred to in Section 8.3(c) and the legal opinion referred to in
Section 8.3(d), (c) Seller will deliver to Purchaser stock certificates representing all of the Company Shares, which certificates will be properly endorsed for transfer to or accompanied by a duly executed stock power in favor of Purchaser or its nominee as Purchaser may have directed at least two business days prior to the Closing Date and otherwise in a form acceptable for transfer on the books of the Company, and (d) Purchaser will deliver to Seller the Purchase Price.

     Section 4.  Representations and Warranties by Seller. Seller represents and
                 ----------------------------------------
warrants to Purchaser that the statements contained in this Section 4 are correct and complete as of the date of this Agreement. For purposes of this
Section 4, other than Section 4.11, any documents or information indicated as having been made available to Purchaser will be deemed to have been so made available if they have been delivered or made available to Purchaser or any of its representatives or agents on or prior to November 22, 1999. For purposes of
Section 4.11, any documents or information indicated as having been made available to Purchaser will be deemed to have been so made available if they have been delivered or made available to Purchaser or any of its representatives or agents on or prior to the date hereof.

            4.1  Organization, Qualification and Corporate Power. Seller is a
                 -----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently being conducted. The Company is duly qualified to conduct business as a foreign corporation and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified is not a Material Adverse Circumstance.

            4.2  Authorization of Transaction; No Conflicts. The execution,
                 ------------------------------------------
delivery and performance of this Agreement by Seller has been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes a legally valid and binding obligation of Seller, enforceable against Seller in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. Except as set forth on Schedule 4.2, the execution, delivery and performance of this Agreement by Seller will not (i) violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of Seller, (ii) result in the imposition of any Encumbrance against any material assets or properties of the Company or (iii) violate any Law, except for any such violations, breaches, defaults and impositions as would not in the aggregate reasonably be expected to constitute a Material Adverse Circumstance. Except for (i) matters identified in
Schedule 4.2, (ii) any filings or Approvals required under the HSR Act, (iii) any novations or consents required in connection with the DOE Contract, (iv) the Anti-Assignment Laws and (v) Federal Acquisitions Regulations, the execution, delivery and performance of this Agreement by Seller will not require any Approvals to be obtained except for any such Approvals the failure of which to receive would not in the aggregate constitute a Material Adverse Circumstance or have a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement.

            4.3  Capitalization. Schedule 4.3 sets forth for the Company (a) the
                 --------------
number of shares of authorized capital stock of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock, (c) the number of shares of its capital stock held in treasury and (d) the names of its directors and elected officers. Seller has made available to Purchaser correct and complete copies of the Certificate of Incorporation and bylaws of the Company, each as amended to date. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Seller holds of record and owns beneficially all of the outstanding shares of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and applicable state securities laws), Taxes, Encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims or demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require Seller or the Company to sell, transfer or otherwise dispose of any capital stock of the Company or that could require the Company to issue, sell or otherwise cause to become outstanding any capital stock of the Company. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Company. The Board of Directors of the Company has not declared any dividend or distribution with respect to the Company's outstanding capital stock the record or payment date for which is on or after the date of this Agreement. The minute books, stock certificate books and stock record books of the Company are correct and complete in all material respects. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or bylaws. The Company has no Subsidiaries and, except as set forth on Schedule 4.3, the Company does not control directly or indirectly or have any direct or indirect equity or other participation in any Person or any right (contingent or otherwise) to acquire the same.

            4.4  Financial Statements; Changes; Undisclosed Liabilities.
                 ------------------------------------------------------

            (a) Set forth as Schedule 4.4(a) are correct and complete copies of:

                 (i) the unaudited balance sheet of the Company as of December 31, 1998 and the related statement of profit and loss (the "Year-End Financial Statements"); and

                 (ii) the unaudited balance sheet of the Business as of September 30, 1999 (the "Interim Balance Sheet") and the related statement of profit and loss for the nine-month period then ended (the "Interim Financial Statements").

The Year-End Financial Statements and the Interim Financial Statements are referred to in this Agreement collectively as the "Financial Statements." The Year-End Financial Statements were prepared in accordance with Seller's historical practices and procedures, consistently applied.

The Interim Financial Statements were prepared in accordance with Seller's historical practices and procedures, consistently applied (subject to the exclusion of normal year-end adjustments that will not in the aggregate constitute a Material Adverse Circumstance). The Financial Statements are consistent in all material respects with the books and records of the Company, which books and records are correct and complete in all material respects.

            (b)  Certain Changes. Except as set forth on Schedule 4.4(b), since
                 ---------------
September 30, 1999 to the date hereof, there has not been, occurred or arisen any change in or event affecting the Company that constitutes a Material Adverse Circumstance.

            (c)  No Other Material Liabilities. As of the date hereof, the
                 -----------------------------
Company has not incurred any liabilities in excess of $50,000 that would, in accordance with Seller's historical practices and procedures, be disclosed on the Financial Statements except liabilities (i) that are reflected or disclosed in the Financial Statements, (ii) that are disclosed in this Agreement or the Schedules hereto, (iii) that were incurred after September 30, 1999 in connection with performance under the DOE Contract or (iv) for Taxes.

            4.5  Accounts Receivable. The accounts receivable associated with
                 -------------------
the Business reflected on the Interim Balance Sheet or in the accounting records of the Company are bona fide receivables, accounted for in accordance with Seller's historical practices and procedures applied on a basis consistent with that used in the preparation of the Financial Statements, representing amounts due with respect to sales actually made or services actually performed in the ordinary course of the operation of the Business.

            4.6  Tax Matters.
                 -----------

            Except as disclosed on Schedule 4.6:

            (a) all material Tax Returns required to be filed with respect to the Company (including the consolidated Federal income tax return of Seller and any other Tax return that includes the Company on a consolidated or combined basis) have been timely filed;

            (b) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid;

            (c) no adjustment relating to such returns has been proposed formally or informally by any Tax authority (insofar as either relates to activities or income of the Company) and, to the Knowledge of Seller, no basis exists for any such adjustment;

            (d) there are no pending or, to the Knowledge of Seller, threatened actions or proceedings for the assessment or collection of Taxes against the Company; and

            (e) from and after its incorporation, the Company has been and continues to be a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which Seller files a consolidated return as the common parent, and has not been includible in any other consolidated return for any taxable period for which the statute of limitations has not expired.

            4.7  Government Contracts.
                 --------------------

            (a) Except as reflected in Schedule 4.7 or with respect to matters that have been resolved, with respect to the DOE Contract or the DOE Subcontract, since October 1, 1996:

                 (i) neither the U.S. Government nor any prime contractor or subcontractor to the Company has notified the Company in writing that the Company has breached or violated any applicable Law in any material respect;

                 (ii) no termination for default, cure notice or show cause notice has been issued;

                 (iii) the U.S. Government has not issued any written notices of any material claims against the Company in respect of services under the DOE Subcontract or the DOE Contract; and

                 (iv) the Company is in compliance in all material respects with all terms of the DOE Contract and the DOE Subcontract.

            (b) Except as listed on Schedule 4.7, as of the date hereof, no Governmental Entity has provided the Company with written notice (other than routine audits by the Inspector General of the Department or the DCAA) challenging, questioning or disallowing any cost in excess of $100,000 incurred by the Company pertaining to the DOE Contract or the DOE Subcontract.

            (c) To the Knowledge of Seller, except as set forth in Schedule 4.7, neither the Company nor any of its directors, officers or employees is under civil or criminal investigation by any Governmental Entity with respect to any alleged irregularity, misstatement, omission or any other matter with respect to any Government Contract.

            (d) As of the date hereof, neither the Company nor any of its directors, officers or principals (as defined in FAR 52.209-5) have been suspended or debarred from United States Government procurement or assistance programs in the past two years and no such actions are pending, and the Company is not currently on the List of Parties Excluded from such procurement program.

            4.8  Property; Title and Related Matters.
                 -----------------------------------

            (a) The Company neither owns nor leases or subleases any real property.

            (b) Except as set forth on Schedule 4.8, the Company has good and marketable title to all material assets and properties purported to be owned by it, free and clear of all Encumbrances other than Permitted Encumbrances. All material items of tangible personal property owned or leased by the Company are in all material respects in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are intended to be used.

            (c) The Company owns or has the right to use pursuant to valid lease, sublease, agreement or permission (which will not terminate or be breached as a result of the consummation of the transactions contemplated by this Agreement) all material items of tangible personal property necessary or used for the operation of the Business as presently conducted, it being understood that substantially all tangible property and other assets used in the conduct of the Business as currently conducted are the property of the Department and are available pursuant to the DOE Contract. Except as set forth on Schedule 4.8, each material item of tangible personal property owned or used by the Company in connection with the operation of the Business as of the date of this Agreement will be owned or available for use by the Company on substantially identical terms and conditions after giving effect to the Closing.

            4.9  Intellectual Property.
                 ---------------------

            (a) The Company's operation of the Business as currently conducted does not interfere with, infringe upon, represent a misappropriation of or otherwise come into conflict with any Intellectual Property rights of Seller or Seller's Affiliates other than the Company and, except as set forth on Schedule 4.9, the Company does not hold the right to use any such Intellectual Property pursuant to a license or other agreement with Seller or any such Affiliate.

            (b) Except as set forth on Schedule 4.9, to Seller's Knowledge, the Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties. Except as set forth on Schedule 4.9, since October 1, 1996, the Company has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To Seller's Knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company.

            (c) The Company owns or has the right to use pursuant to valid license, sublicense, agreement or permission all material items of Intellectual Property necessary or used for the operation of the Business as presently conducted.

            4.10 Legal Matters; Compliance with Laws.
                 -----------------------------------

            (a) Except as set forth on Schedule 4.10, there is no Order or Action pending or, to the Knowledge of Seller, threatened in writing, against or affecting the Company that (i) involves a claim or potential claim of liability in excess of $100,000 against or affecting the Company or any of its tangible properties or assets, (ii) enjoins or seeks to enjoin any activity by the Company if such injunction constitutes, or if entered would constitute, a Material Adverse Circumstance or (iii) individually or when aggregated with one or more other Orders or Actions has had or would reasonably be expected to have a material adverse effect on Seller's ability to perform this Agreement.

            (b) Except as set forth on Schedule 4.10, the Company is in compliance with all applicable Laws, including Environmental Laws, in connection with the operation of the Business and no Action has been commenced against or, to Seller's Knowledge, threatened against the Company except for any failures of compliance or Actions alleging such a failure as, in either case, could not reasonably be expected to result in a Material Adverse Circumstance or a material adverse effect on Seller's ability to perform its obligations under this Agreement. It is the intent of the parties that the representations and warranties set forth in this Section 4.10(b) will not be not applicable to Tax matters, Government Contract matters or employee benefit matters, which are the subjects of the representations and warranties set forth in Sections 4.6, 4.7, and 4.11, respectively.

            4.11 Employee Benefits.
                 -----------------

            (a) Schedule 4.11 lists as of the date hereof each "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, each "employee welfare benefit plan," as that term is defined in Section 3(1) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"), each other retirement, pension, profit-sharing, money purchase, stock purchase, severance pay, plant closing benefit, unemployment benefit, sick leave, vacation pay, salary continuation for disability, health, life or other insurance, Code Section 125, fringe benefit, tuition reimbursement, scholarship program, or other employee benefit plan, program, agreement, or arrangement, including employment agreements, executive compensation arrangements, incentive arrangements or programs, consulting or other compensation arrangements, workers' compensation, deferred compensation, bonus, stock option, and any plans providing benefits or payments in the event of a change in control, change in ownership, or sale of a substantial portion of the assets of any business, maintained or contributed to as of the date hereof by the Company or any ERISA affiliate (as defined in ERISA section 4001) in respect of which the Seller or Company may have any liability for, and for the benefit of, any present or former employee, director, or agent of the Company (an "Employee") (collectively, together with the ERISA Plans, referred to hereinafter as the "Plans"). Those Plans sponsored or maintained by any entity other than Seller shall be referred to as "Site Plans." Those Plans sponsored or maintained by Seller shall be referred to "Non-Site Plans."

            (b) Seller has delivered to Purchaser with respect to each Non-Site Plan, and where available to the Company, any Site Plan, true and complete copies of all plan documents and summary plan descriptions, the most recent annual reports or returns (Forms 5500) and actuarial reports where applicable, and the most recent IRS determination letters where applicable. For each Plan, Seller has furnished to Buyer a true and complete copy of the actuarial valuation reports available to Seller that were issued by the actuaries of that Plan for the most recent year.

            (c) All contributions with respect to each Non-Site Plan that the Company or Seller is required to make, either under the terms of the Plan or applicable Laws, prior to the Closing Date have been made or will be made prior to that date. Seller has no Knowledge that any contribution with respect to each Site Plan that the Company is required to make, either under the terms of the Plan or applicable Laws, prior to the Closing Date has not been made or will not be made prior to that date.

            (d) With respect to the Non-Site Plans, neither the Company nor the Seller or its Affiliates have engaged in any transaction as a result of which the Company or any Plan would be subject to any liability pursuant to Sections 406 or 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) or 502(l) of ERISA or a tax imposed pursuant to

Section 4975 of the Code. With respect to the Site Plans, Seller has no Knowledge that the Company or its Affiliates have engaged in any transaction as a result of which the Company or any Plan would be subject to any liability pursuant to Sections 406 or 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) or 502(l) of ERISA or a tax imposed pursuant to
Section 4975 of the Code

            (e) All Non-Site Plans are in compliance, and Seller has no Knowledge that any Site Plan is not in compliance with all applicable law, including, to the extent applicable, the Code and ERISA. To the Knowledge of Seller and the Company, there are no circumstances likely to result in revocation of any favorable determination letter issued by the IRS with respect to a Site Plan or the imposition of any liability, lien, penalty, or tax under ERISA or the Code. There is no pending or threatened litigation or Action relating to the Non-Site Plans, and Seller has no Knowledge of any pending or threatened litigation or Action relating to the Site Plans. All returns and reports required under ERISA or the Code with respect to the Non-Site Plans have been timely filed, and Seller has no Knowledge that all returns and reports required under ERISA or the Code with respect to the Site Plan have not been timely filed. Each Non-Site Plan has been maintained and operated in accordance with the terms of its governing documents and Seller has no Knowledge that any Site Plan has not been maintained and operated in accordance with the terms of its governing documents. None of the Non-Site Plans is currently under audit or examination by any Governmental Entity and Seller has no Knowledge that any Site Plan is currently under audit or examination by any Governmental Entity. No matters relating to any of the Non-Site Plans are currently pending before any Governmental Entity under a voluntary compliance or correction program and Seller has no Knowledge that any matters relating to any of the Site Plans are currently pending before any Governmental Entity under a voluntary compliance or correction program. Seller has no Knowledge that any Site Plan contains any terms or provisions that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement.

            (f) As of the date hereof, no liability under Title IV of ERISA has been incurred by the Company with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it or an ERISA Affiliate and no actions have been taken by the Company that could be expected to result in liability. The Company has not incurred any withdrawal liability with respect to a multiemployer plan under Title IV of ERISA and no actions have been taken by the Company that could be expected to result in withdrawal liability. With respect to Site Plans, Seller has no Knowledge that any notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Plan within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement. No Plan is an ESOP (within the meaning of Section 4975(e)(7) of the Code) or otherwise invests in employer securities (as such term is defined in Section 409(l) of the Code). Seller has no Knowledge that any Plan is a funded welfare plan or a voluntary employee beneficiary association as defined in Section 501(c)(9) of the Code that provides benefits to current or former Company employees or their beneficiaries.

            (g) Seller has no Knowledge that, with respect to all Site Plans that are group health plans of the Company, the Plans have not been operated in compliance (including all notice requirements) with the requirements of Sections 4980B and 5000 of the Code and Part 7 of ERISA.

            (h) Seller has no Knowledge of any underfunding or other liability under Title IV of ERISA attributable to any Site Plans other than as disclosed in the actuarial reports attached on Schedule 4.11.

            (i) Except to such extent as would not constitute a Material Adverse Circumstance, Company and Seller have classified all individuals (including but not limited to independent contractors and leased employees) appropriately under the Plans, ERISA and the Code; if any individuals have not been appropriately classified, any such error in classification will not cause Company or Purchaser or the affected Plans to incur any material liability, loss or damage.

            4.12 Labor Relations. Except as set forth on Schedule 4.12, there is
                 ---------------
no labor organization that has been recognized as the collective bargaining representative of any employees of the Company, there are no controversies pending or, to Seller's Knowledge, threatened between the Company and any current or former employee of the Business or any labor or other collective bargaining unit representing any current or former employee of the Business that could reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a material adverse effect on the financial condition of the Business. Seller is not aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Business. Except as disclosed in writing to Purchaser on or prior to the date hereof, to Seller's Knowledge, no executive, key employee or group of employees of the Business has any plan to terminate employment with the Business.

            4.13 Permits; Security Clearance. Set forth on Schedule 4.13 are all
                 ---------------------------
material Permits, including all material Environmental Permits, necessary to conduct the Business as presently conducted. No suspension, cancellation or termination of any of such material Permit is pending or, to Seller's Knowledge, threatened. The Company holds all material facility security clearances necessary to permit it to conduct the Business as conducted on the date hereof.

            4.14 Affiliate Agreements; Transactions.
                 ----------------------------------

            (a) Schedule 4.14 sets forth a list of all written contracts and agreements outstanding as of the date of this Agreement, and a brief description in reasonable detail of all oral agreements or arrangements, that relate to (a) the provision of material products or services to the Business by any other division, unit or Affiliate of Seller or (b) the provision of material products or services by the Business to any other division, unit or Affiliate of Seller. Seller has made available to Purchaser correct and complete copies of each such written agreement, as amended to date.

            (b) Except as set forth on Schedule 4.14, other than as contemplated by Section 6.5, the consummation of the transactions contemplated by this Agreement will not

(either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from the Company to Seller or any Affiliate of Seller.

     4.15  Insurance. Schedule 4.15 contains a correct and complete list of all
           ---------
material policies of insurance (other than excess coverages) under which the Company is insured. All such policies are in full force and effect, are sufficient for compliance with all applicable requirements of Law and all agreements to which the Company is a party or subject, and provide insurance coverage of the assets, operations and employees of the Business generally equivalent in type and amount to that which is customarily carried by other corporations engaged in similar businesses.

     4.16  Bank Accounts and Powers. Schedule 4.16 lists each bank, trust
           ------------------------
company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company has an account or safe deposit box relating to the Business and the names and identification of all Persons authorized to draw thereon or to have access thereto. Schedule 4.16 lists the names of each Person holding powers of attorney or agency authority from the Company in connection with the Business and a summary of the material terms thereof.

     4.17  Year 2000 Compliance. Seller has used commercially reasonable efforts
           --------------------
to assess both the internal and external systems of the Company to determine whether they are Year 2000 Compliant. Seller has considered its assessment of such systems in the development of a remediation plan or plans (the "Year 2000 Plan") for the Company, and, to date, has implemented the Year 2000 Plan in accordance with its timetable in all material respects. The cost to the Company of the actions contemplated by the Year 2000 Plan and any other actions necessary to make such systems Year 2000 Compliant are not reasonably expected to have a Material Adverse Circumstance on the Business of the Company. For purposes of this Section 4.17, "Year 2000 Compliant" means that a system will process dates prior to, on and after January 1, 2000, to the extent that other systems used in combination with such system properly exchange dates with it.

     4.18  Operation in the Ordinary Course. Except as set forth on Schedule
           --------------------------------
4.18, since September 30, 1999, the Company has operated the Business in the ordinary course and substantially in accordance with past practice other than changes in general conditions in which the Business operates, in Law or applicable regulations or the official interpretations thereof.

     4.19  Brokers' Fees. Seller has no liability or obligation to pay any fees
           -------------
or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Purchaser or any of its Affiliates (including for this purpose the Company) could become liable or obligated.

     4.20  Absence of Questionable Payments.  Neither the Company nor, to the
           --------------------------------
knowledge of Seller, any director, officer, agent, employee, or other person acting on behalf of the Company has used any Company funds, assets, or other properties for improper or unlawful contributions, payments, gifts, or entertainment, or made any other improper or unlawful expenditures to others, including, suppliers, customers, governmental officials, and persons or entities engaged in political activity. Neither the Company nor, to the knowledge of Seller, any director, officer, agent, employee, or other person acting on behalf of the Company has accepted or received any improper or unlawful contributions, payments, gifts, or entertainment. The Company has adequate financial controls in place to prevent the making or receiving of such improper or unlawful contributions, payments, gifts, entertainment, or expenditures.

          4.21  Disclaimer of Additional Warranties; Acknowledgement. EXCEPT AS
                ----------------------------------------------------
OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 4, THE SELLER MAKES NO ADDITIONAL REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, REGARDING THE COMPANY SHARES, THE COMPANY OR THE BUSINESS, INCLUDING ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ALL WARRANTIES OTHER THAN THOSE EXPRESSLY PROVIDED IN THIS SECTION 4 ARE HEREBY EXPRESSLY DISCLAIMED AND EXCLUDED. Except for the representations and warranties contained in this Agreement or in any certificate delivered to Seller pursuant to this Agreement, Seller acknowledges that neither Purchaser or any of its Affiliates nor any other Person makes any other express or implied representation or warranty with respect to Purchaser or any of its Affiliates.

     Section 5. Representations and Warranties of Purchaser. Purchaser
                -------------------------------------------
represents and warrants to Seller that the statements contained in this Section 5 are correct and complete as of the date of this Agreement.

          5.1   Organization and Related Matters. Purchaser is a corporation
                --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Oregon. Purchaser has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.

          5.2   Authorization; No Conflicts. The execution, delivery and
                ---------------------------
performance of this Agreement by Purchaser has been duly and validly authorized by the Board of Directors of Purchaser and by all other necessary corporate action on the part of Purchaser. This Agreement constitutes a legally valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement by Purchaser, will not (i) violate or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under the charter documents or by-laws of Purchaser, (ii) result in the imposition of any Encumbrance against any material assets or properties of Purchaser except for such Encumbrances as would not in the aggregate have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement or (iii) violate any Law, except for any such violations, breaches, defaults and impositions as would not reasonably be expected to have a material adverse effect on the business operations, assets or financial condition of Purchaser. Except for any filings or Approvals required under the HSR Act and Federal Acquisition Regulations, the execution, delivery and performance of this Agreement by Purchaser will not require any Approvals to be obtained except for any such Approvals the failure of which to receive would not in the aggregate have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

     5.3  Litigation. There are no judicial or administrative actions,
          ----------
proceedings or investigations pending or, to Purchaser's Knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by Purchaser in connection with this Agreement or that, if adversely determined, would have a material adverse effect upon Purchaser's ability to enter into or perform its obligations under this Agreement.

     5.4  Financing. Purchaser currently has immediately available funds in cash
          ---------
or cash equivalents, and will at the Closing have immediately available funds in cash, which are sufficient to pay the Purchase Price, to provide the Company with sufficient working capital and to pay any other amounts payable pursuant to this Agreement and to consummate the transactions contemplated by this Agreement.

     5.5  Investment Representation. Purchaser is aware that the Company Shares
          -------------------------
are not registered under the Securities Act. Purchaser is an "accredited investor" as defined under the Securities Act and possesses such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of its investment in the Company Shares pursuant to this Agreement. Purchaser is acquiring the Company Shares for its own account, for investment purposes only and not with a view to the distribution thereof. Purchaser acknowledges that the Company Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of in any transaction subject to Section 5 of the Securities Act without registration under the Securities Act unless a valid exemption from registration under the Securities Act is available in connection with any such transaction.

     5.6  Insurance Matters. Purchaser acknowledges that those policies of
          -----------------
insurance maintained by Seller or the Company on behalf of the Company which are part of the corporate insurance program, will not be available or transferred to Purchaser or the Company after the Closing Date. Purchaser acknowledges that, from and after the Closing Date, Seller will be free at its discretion at any time to cancel or not renew any of such policies.

     5.7  Foreign Ownership. Purchaser is not under "foreign ownership, control
          -----------------
or influence," as such term is defined in the United States Department of Defense Industrial Security Manual for Safeguarding Classified Information.

     5.8  Investigation; Acknowledgment. Purchaser has conducted a review and
          -----------------------------
analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company and acknowledges that Purchaser has been provided adequate access to the personnel, properties, premises and records of the Company for such purpose. Except for the representations and warranties contained in this Agreement, Purchaser acknowledges that neither Seller, any of its Affiliates nor any other Person makes any other express or implied representation or warranty with respect to the Company Shares, the Company, the Business or otherwise or with respect to any other information provided to Purchaser, whether on behalf of Seller or such other Persons, including as to (a) merchantability or fitness for any particular use or purpose, (b) the operation of the Business by Purchaser after the Closing in any manner other than as used and operated by Seller or (c) the probable success or profitability of the ownership, use or operation of the Business by Purchaser after the Closing.

          5.9   Brokers' Fees. Purchaser and its Affiliates have no liability or
                -------------
obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller or any of its Affiliates could become liable or obligated.

     Section 6. Pre-Closing Covenants. The parties agree as follows with
                ---------------------
respect to the period between the date of this Agreement and the Closing Date.

          6.1   Access. Subject to Section 7.5, the Confidentiality Agreement,
                ------
applicable Laws (including national security regulations and restrictions and regulations pertaining to classified information) and doctrines of attorney-client privilege, Seller shall cause the Company to authorize and permit Purchaser and its representatives (which term shall be deemed to include its independent accountants and counsel) to have full access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Business, to (i) the Company's properties, books, records, operating instructions and procedures and all other information with respect to the Business as Purchaser may from time to time reasonably request, and (ii) the Company's officers and employees, in each case to the extent necessary or appropriate for the purposes of obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement and familiarizing Purchaser with the Business and developments relating to the Business arising after the date hereof.

          6.2   Financial Information. During the period from the date of this
                ---------------------
Agreement to the Closing Date, to the extent permitted by applicable Law, Seller will make available to Purchaser within 20 business days after the end of each month monthly unaudited balance sheets and income statements for the Company of a type historically prepared by the Company. Each of the financial statements delivered pursuant to this Section 6.2 shall be prepared in accordance with the historical practices and procedures of the Company consistently applied.

          6.3   Conduct of Business. During the period from the date of this
                -------------------
Agreement to the Closing Date, except as set forth on Schedule 6.3, Seller agrees that the Company shall not, without the prior consent of Purchaser, which consent may not be unreasonably withheld:

          (a) conduct the Business in any manner except in the ordinary course;

          (b)   change or amend its charter documents or bylaws;

          (c) except in the ordinary course of business or as required by their terms, amend the DOE Contract or any contract in a manner that would constitute a Material Adverse Circumstance;

          (d) terminate or fail to use reasonable efforts to renew or preserve any Permits except where the failure to hold any such Permit would not constitute a Material Adverse Circumstance;

          (e) except for liabilities and obligations (i) incurred as allowable costs in the ordinary course of business pursuant to the DOE Contract or (ii) for corporate overhead or insurance in an amount not to exceed $90,000 per month, incur or agree to incur any obligations or liabilities (absolute or contingent) that in the aggregate from the date hereof to the Closing Date call for payment by the Company of more than $100,000;

     (f) make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of any director, officer, employee, stockholder or any of their respective Affiliates, except for loans, guarantees, extensions of credit or commitments therefor made to officers or employees for moving, relocation and travel expenses consistent with past practice and not in excess of $50,000 in the aggregate unless such costs are allowable costs under the DOE Contract;

     (g) (i) grant any general or uniform increase in the rates of pay or benefits to officers, directors or employees (or a class thereof), (ii) grant any material increase in salary or benefits of any officer or director or pay any special bonus to any person, (iii) enter into any new material employment, collective bargaining or severance agreement, or (iv) adopt any new Non-Site Plan or amend any existing Non-Site Plan to provide for increased benefits;

     (h) sell, transfer, mortgage, encumber or otherwise dispose of any material assets or liabilities, except (i) for dispositions of property in the ordinary course of business not greater than $10,000 individually or $50,000 in the aggregate or (ii) as contemplated by this Agreement;

     (i) issue, sell, redeem or acquire for value, or agree to do so, any equity securities of the Company;

     (j) make any capital expenditures or commitments with respect thereto greater than $100,000 in the aggregate, except in the ordinary course of business;

     (k) make any material investment in any other Person, except as required by Section H.2 of the DOE Contract; or

     (l)  agree to or make any commitment to take any actions prohibited by this
Section 6.3.

Purchaser hereby designates the two officers of Purchaser or its Affiliates listed on Schedule 6.3, or such other officers as Purchaser may designate upon written notice to Seller (the "Purchaser's Representatives"), to be responsible for determining whether consent to any action prohibited by this Section 6.3 shall be given by Purchaser. Seller hereby designates the two officers of Seller listed on Schedule 6.3 or such other officers as Seller may designate upon written notice to Purchaser (the "Seller's Representatives"), to contact Purchaser's Representatives with any requests for consent to any action prohibited by this Section 6.3. Purchaser's Representatives shall respond promptly (in writing) to any request for consent (which must be written) to the taking of any action under this Section 6.3. If Purchaser's Representatives do not respond to any request within five business days of its receipt, such consent will be deemed to have been given. Seller may rely on any consent given in writing by either of Purchaser's Representatives. The time periods within which Purchaser's Representatives must respond shall commence on the date on which either of Purchaser's Representatives receives a written request for consent.

     6.4  Reasonable Best Efforts; No Inconsistent Action.
          -----------------------------------------------

     (a) Subject to the terms and conditions hereof, Purchaser and Seller shall cooperate and use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and to cause the conditions to each other's obligation to close the transactions contemplated hereby as set forth in Section 8 to be satisfied. In addition, each of Purchaser and Seller will be given notice of and a reasonable opportunity to participate in contacts with any Governmental Entity regarding antitrust or merger control matters. Purchaser and Seller shall cooperate with each other to the extent reasonable in connection with the foregoing.

     (b) In furtherance and not in limitation of the foregoing, Purchaser and Seller shall use their reasonable best efforts to file Notification and Report Forms under the HSR Act and similar applications with any other applicable Governmental Entity whose Approval is required in connection with the consummation of the transactions contemplated by this Agreement as promptly as practicable following the date hereof and in any event no later than 10 days following the date hereof. Purchaser and Seller shall cooperate and use their respective commercially reasonable efforts to obtain any Approvals required for the Closing (including through compliance with the HSR Act and any applicable foreign governmental reporting requirements), to respond to any requests for information from a Governmental Entity, and to contest and resist any Action and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement. To the extent permitted by applicable Law, Purchaser and Seller shall provide the other the opportunity to make copies of all material correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its representatives, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the transactions contemplated hereby, except for documents filed pursuant to Item 4(c) of the Hart-Scott-Rodino Notification and Report Form or communications regarding the same or documents or information submitted in response to any request for additional information or documents pursuant to the HSR Act which reveal Seller's or Purchaser's negotiating objectives or strategies or purchase price expectations. Purchaser and Seller acknowledge that all such information provided pursuant to the foregoing sentence shall be subject to the terms of the Confidentiality Agreement.

     (c) Purchaser and Seller shall notify and keep the other advised as to (i) any material communication from the Department, the Federal Trade Commission, the United States Department of Justice or any other Governmental Entity regarding any of the transactions contemplated hereby and (ii) any Action pending and known to such party or, to its knowledge, threatened, which challenges the transactions contemplated hereby. Purchaser and Seller shall not take any action inconsistent with their obligations under this Agreement which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

     6.5  Elimination of Intercompany and Affiliate Liabilities.  Prior to the
          -----------------------------------------------------
Closing Date, Seller shall purchase, cause to be repaid or (with respect to guarantees) assume liability for (a) any and all loans or other extensions of credit made or guaranteed by the Company to or for the benefit of any director, officer or employee of Seller who remains a director, officer or employee of Seller after the Closing Date and (b) any and all loans, guarantees or other extensions of credit of any amount made to or for the benefit of Seller or any Affiliate of Seller, except in either case as set forth on Schedule 6.5. Prior to the Closing Date, the principal amount of any intercompany loans payable by the Company to Seller or by Seller to the Company shall be cancelled. The provisions of this Section 6.5 shall not apply to (i) any intercompany trade accounts payable or receivable or (ii) any reimbursements due for corporate services, in each case, to the extent that such trade payables or receivables and reimbursements either (A) represent allowable costs under the DOE Contract (including, without limitation, amounts owed to LMSI) or (B) represent amounts for corporate services not to exceed $90,000 on the Closing Date. Any such payables, receivables or reimbursements due that exceed such amounts and do not represent allowable costs under the DOE Contract shall be forgiven or contributed to the capital of the Company, as applicable, as of the Closing Date. Purchaser acknowledges that the intercompany obligation resulting from the deposit of cash received in the ordinary course by the Company in accounts of Seller or its Affiliates prior to the Closing will be subject to this Section 6.5.

     6.6  Control of the Business of the Company.  Nothing contained in this
          --------------------------------------
Agreement shall give Purchaser, directly or indirectly, the right to control or direct the Company's operations prior to the Closing Date.

     6.7  Accuracy of Information. All documents required to be filed by any of
          -----------------------
the parties or any of their respective Subsidiaries with any Governmental Entity in connection with this Agreement or the transactions contemplated by this Agreement will comply in all material respects with the provisions of applicable Law.

     6.8  Exclusivity. Seller will not, and will not cause or permit the Company
          -----------
or any Affiliates of Seller or any of their respective directors, officers, employees or representatives to, solicit, initiate or encourage the submission of any proposal or offer from any Person, or negotiate any unsolicited offer or proposal, relating to any (a) liquidation, dissolution or recapitalization, (b) merger or consolidation, (c) acquisition or purchase of securities or assets or
(d) similar transaction or business combination involving all or any portion of the Business. Seller will notify Purchaser promptly if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     6.9  Classified and Special Access Programs. Promptly after the date of
          --------------------------------------
this Agreement, Seller and Purchaser will use their reasonable best efforts to obtain any required security clearances to enable representatives of Purchaser to conduct a review of all classified and special access programs of the Business. Upon receiving such security clearances, Seller will permit Purchaser's Representatives to conduct a review of such programs.

     6.10  Certain Actions. From and after the date of this Agreement, Seller
           ---------------
will not, and will not cause or permit any of its Affiliates to, enter into any contract, commitment or transaction, or take any other action, if such contract, commitment, transaction or action would be prohibited under the provisions of
Section 7.6 if entered into, made, consummated or taken on or after the Closing Date.

     Section 7. Post-Closing Covenants. The parties agree as follows with
                ----------------------
respect to the period on and after the Closing Date.

          7.1   General. In case at any time on or after the Closing Date any
                -------
further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 9).

          7.2   Post-Closing Consents. Seller will use its commercially
                ---------------------
reasonable efforts and Purchaser will use its commercially reasonable efforts on and after the Closing Date to obtain at Seller's expense all third party consents, if any, that are not obtained prior to the Closing Date and that are required in connection with the transactions contemplated by this Agreement.

          7.3   Litigation Support.
                ------------------

          (a) In the event and for so long as any party is actively contesting or defending against any charge, complaint, action, audit, suit, proceeding, hearing, investigation, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Business, the other party will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as may be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 9). The provisions of this 7.3(a) will not be applicable in the case of any claim, action or suit by one party to this Agreement against the other.

          (b) In addition to providing access to books, records, files and other written materials that relate to the Business in connection with litigation as described in Section 7.3(a), Seller agrees to provide Purchaser with reasonable access to its and its Affiliate's books and records relating to indirect corporate general and administrative expenses invoiced or allocated to the Business prior to the Closing Date. Access to the foregoing books and records will be provided only to the extent reasonably necessary to permit Purchaser to contest or defend governmental audits or investigations, to complete required government reports or contract closures relating to periods prior to the Closing Date or as required by Law or legal process.

          (c) Purchaser will cause the Company to maintain all original books, records, files, documents, papers and agreements in their possession or control pertaining to the operations of the Business as conducted prior to the Closing Date for at least five years following the Closing Date or such longer period as may be required by Law. Seller will maintain all original books, records, files, documents, papers and agreements pertaining to the operations of the Business as conducted prior to the Closing Date that are in the possession or control of Seller and its Affiliates for at least five years following the Closing Date or such longer period as may be required by Law. Each of Seller and Purchaser agrees that, upon the receipt of reasonable notice, it shall provide the other party hereto with reasonable access to the original books, records, files, documents, papers and agreements pertaining to the operations of the Business as conducted prior to the Closing Date as such party shall maintain during the period required by this Section 7.3(c). Each of Seller and Purchaser agrees that before destroying or discarding any materials required to be retained pursuant to this Section 7.3(c), it will notify the other party in writing (which notice will include a description of the materials to be destroyed or discarded) and such other party may, at its expense, remove or make copies of such materials within 90 days following the date of such written notice. In the event the other party has not removed such materials within such 90-day period, the party desiring to destroy or discard such materials may proceed with such action without any liability to the other party.

     (d) To the extent the Company may be entitled to any attorney-client, work product and other legal privilege that may exist with respect to the Business, other than any such privilege relating primarily to any liability for which Seller has agreed to indemnify any Purchaser Indemnitee, Seller acknowledges and agrees that such privilege will continue to be a privilege of the Company on and after the Closing Date. Seller acknowledges that it and its Affiliates will have no right or power from and after the Closing Date to assert or waive any such privilege. Seller agrees that it will, and will cause its Affiliates to, take any actions reasonably requested by Purchaser, at the sole cost and expense of Purchaser unless Purchaser is entitled to indemnification therefor under the provisions of Section 9, in order to permit the Company to preserve and assert any such privilege.

     (e) To the extent the Company may be entitled to any attorney-client, work product and other legal privilege that may exist relating primarily to any liability for which Seller has agreed to indemnify any Purchaser Indemnitee, Purchaser acknowledges and agrees that the such privilege will be deemed to be a privilege of Seller after the Closing Date. Purchaser acknowledges that it and its Affiliates (including for this purpose the Company) will have no right or power on or after the Closing Date to assert or waive any such privilege. Purchaser agrees that it will, and will cause its Affiliates to, take any actions reasonably requested by Seller, at the sole cost and expense of Seller unless Seller is entitled to indemnification therefor under the provisions of
Section 9, in order to permit Seller to preserve and assert any such privilege.

     7.4  Agreements Regarding Tax Matters.
          --------------------------------

     (a)  Tax Returns.
          -----------

          (i) Seller shall file or cause to be filed with the appropriate Governmental Entities having jurisdiction (A) all Tax Returns required to be filed by the Company prior to the Closing Date, and (B) all Income Tax Returns in which Seller shall include the taxable income of the Company (to the extent required by law), including the applicable consolidated federal Income Tax Return in which the income of the Company is included and in any consolidated or combined Income Tax Return filed by Seller or an Affiliate thereof in which such income can be included under applicable law, consistent with past custom and practice.

              (ii) Purchaser shall file or cause to be filed with the appropriate Governmental Entities having jurisdiction all Tax Returns relating to Taxes of the Company that are required to be filed on or after the Closing Date (other than Income Tax Returns which include periods for which a consolidated, unitary or combined Income Tax Return of Seller includes the taxable income of the Company).

          (b) Liability for Taxes.
              -------------------

              (i) Seller shall be liable for and shall hold Purchaser and the Company harmless from and against (1) any and all Taxes due or payable with respect to the Company for any taxable year or period (or portion thereof) ending prior to the Closing Date (except to the extent such Taxes are reimbursable by the U.S. Government pursuant to the DOE Contract or the principles of Federal Acquisition Regulation Part 31, Contract Cost Principles and Procedures); (2) Income Taxes that result from the Election (as defined in Section 7.4(j)); and (3) Taxes imposed on any member of any affiliated group with which the Company files or has filed a Tax Return on a consolidated, combined or unitary basis for a taxable period ending before, or that includes, the Closing Date. Purchaser shall prepare, and permit Seller to audit, such analyses as are reasonably requested by Seller to support any claim for indemnification under this Section 7.4(b)(i).

              (ii) Purchaser shall be liable for and shall hold Seller harmless from any and all Taxes that are allocable or attributable to the Company (other than Taxes described in Section 7.4(b)(i)).

          (c) Refunds. Any refunds or credits of Taxes for which the Seller is
              -------
liable under Section 7.4(b)(i) shall be for the account of Seller. Purchaser shall permit Seller to control (at Seller's expense) the prosecution of any such refund or credit claimed, and when deemed appropriate by Seller, shall cause the relevant entity to authorize by appropriate power of attorney such person as Seller shall designate to represent such entity with respect to such refund claimed. Purchaser shall, and shall cause the Company to, notify Seller of the existence of any facts that Purchaser becomes aware of that would constitute a reasonable basis for claiming a refund or credit of Taxes to which Seller is entitled hereunder. Purchaser shall forward to Seller any such refund promptly after the refund is received or any such credit is granted. Purchaser will not carry back (nor permit the Company to carry back) to any period of the Company ending on or before the day immediately preceding the Closing Date (treating for this purpose such date as the end of a short taxable year) any losses, deductions or credits giving rise to a refund of Taxes for such period.

          (d) Adjustments Due to Audit, Etc. If an audit adjustment, amended
              -----------------------------
return or amended assessment (an "Adjustment") after the date hereof shall both increase a Tax liability which is allocated to Seller under Section 7.4(b) (or reduce losses or credits otherwise available to Seller) for a period ending on or before the day immediately preceding the Closing Date (treating such date as the end of a short taxable year for this purpose) and decrease a Tax liability of (or increase losses or credits otherwise available to) Purchaser or the Company for a period ending on or after the Closing Date (treating such date as the end of a short taxable year for this purpose), then Purchaser shall promptly pay to Seller an amount equal to the present value amount of the Tax attributable to such refund, reduction, credit or adjustment, which present value amount shall be determined by using a discount rate equal to the mid-term applicable federal rate in effect on the date on which the Adjustment is made. Similarly, if an Adjustment shall both decrease a Tax liability which is allocated to Seller under Section 7.4(b) (or increase losses or credits of Seller) for a period ending on or before the day immediately preceding the Closing Date and increase the Tax liability of Purchaser or the Company (or reduce losses or credits otherwise available to any such corporation after taking into account this Agreement) for a period ending on or after the Closing Date (treating such date as the end of a short taxable year for this purpose), then Seller shall promptly pay to Purchaser an amount equal to the present value amount of the Tax attributable to such refund, reduction, credit or adjustment, which present value amount shall be determined by using a discount rate equal to the mid-term applicable federal rate in effect on the date on which the Adjustment is made. This Section 7.4(d) shall be effective with respect to increases and decreases in Tax liability as long as permitted under applicable law to the extent that an individual increase or decrease exceeds $100,000.

          (e) Contests. If an audit is commenced, an Adjustment is proposed or
              --------
any other claim is made by any tax authority with respect to a Tax liability of the Company which is allocated to Seller under Section 7.4(b), or if an Adjustment is proposed that could give Seller the right to receive a payment pursuant to Section 7.4(d), Purchaser shall promptly notify Seller of such audit or such proposed Adjustment or such claim (unless Seller previously was notified directly by the relevant tax authority). If Seller so requests and at Seller's expense, Purchaser shall cause the relevant entity (Purchaser, the Company, or any successor) to contest such claim on audit or by appropriate claim for refund or credit of Taxes or in a related administrative or judicial proceeding which Seller in its sole and absolute discretion, chooses to direct such entity to pursue, and shall permit Seller, at its expense, to control the prosecution and settlement of any such audit or refund claim or related administrative or judicial proceeding with respect to those matters which could affect the Tax liability of Seller, including any liability hereunder, or their right to payment; and, where deemed necessary by Seller, Purchaser shall cause the relevant entity to authorize by appropriate powers of attorney such persons as Seller shall designate to represent such entity with respect to such audit or refund claim or related administrative or judicial proceeding and to settle or otherwise resolve any such proceeding. Purchaser shall further execute and deliver, or cause to be executed and delivered, to Seller or its designee all instruments and documents reasonably requested by Seller to implement the provisions of this Section 7.4(e). Any refund of Taxes obtained by Purchaser or the affected entity shall be paid promptly to Seller. Audit or refund claims that are less than $10,000 shall be ignored for purposes of this Section 7.4(e).

          (f) Information and Cooperation. Subject to the provisions of Section
              ---------------------------
7.5 and the Confidentiality Agreement, from and after the Closing Date, Purchaser shall deliver to Seller or its designee (including for purposes of this sentence any tax advisors to Seller), as soon as practicable after Seller's request, such information and data that are reasonably available concerning the pre-Closing Date operations of the Company and make available such knowledgeable employees of Purchaser and the Company as Seller may reasonably request (including employees having special or relevant knowledge or information pertaining to particular Tax items), including providing the full and complete information and data required by Seller's customary Tax and accounting questionnaires to the extent reasonably available, in order to enable Seller fully to complete and file all Tax Returns that they may be required to file with respect to the activities of the Company through the Closing Date, to respond to and contest audits by any taxing authorities with respect to such activities, to prosecute any claim for refund or credit to which Seller is or may be entitled hereunder and to otherwise enable Seller fully to satisfy their accounting and Tax requirements. From and after the Closing Date, Seller shall deliver to Purchaser (including for purposes of this sentence, Purchaser's tax advisors), as soon as practicable after Purchaser's request, such information and data that are reasonably available concerning any Tax attributes that are allocated to the Company or other information relating solely to the Company that is necessary in order to enable Purchaser to complete and file all Tax Returns that it may be required to file with respect to the activities of Purchaser or the Company, from and after the Closing Date, to respond to and contest audits by any taxing authorities with respect to such activities, to prosecute any claim for refund or credit to which Purchaser or the Company is or may be entitled and to which Seller is not entitled hereunder and to otherwise enable Purchaser and the Company to satisfy their accounting and Tax requirements. Seller shall execute and Purchaser shall execute (and shall cause the Company to execute) such documents as may be necessary to file any Tax Returns, to respond to or contest any audit, to prosecute any claim for refund or credit and to otherwise satisfy any Tax requirements relating to the Company. Purchaser shall (and shall cause the Company to) retain, and shall provide Seller with reasonable access to, the books and records relating to the Company until the expiration of the applicable statute of limitations (including extensions), and, in any event, Purchaser shall provide Seller 60 days written notice before disposing of such books and records, at which time Seller can, at its own expense, take possession of such books and records.

          (g) Transfer Taxes. Notwithstanding anything herein to the contrary,
              --------------
Purchaser shall be responsible for all sales, use, gross receipts, registration, business and occupation, transfer, stamp duty, securities transactions, real estate, and similar Taxes and notarial fees assessed or payable in connection with the transfer of the Company Shares or other transactions contemplated hereby, regardless of whether such Taxes become due or payable on or after the Closing Date (including any such non-Income Taxes resulting from any election with respect to the Company under Section 338 of the Code or any comparable provision of state, local or foreign law) and shall be responsible for interest, penalties and additions to Taxes related to such Taxes.

          (h) Tax Sharing Agreements, Etc. All tax sharing agreements, policies,
              ---------------------------
arrangements and practices between Seller or an Affiliate of Seller and the Company shall be terminated as of the Closing Date.

          (i) Amendments to Tax Returns. Purchaser shall not, and shall not
              -------------------------
permit the Company, to amend any Income Tax Return of the Company covering any period ending on or before the Closing Date without the prior written consent of Seller.

          (j) Section 338(h)(10) Election.
              ---------------------------

              (i) Purchaser and Seller shall join in making a timely election with respect to the Company under Sections 338(g) and 338(h)(10) of the Code (the "Election"). Purchaser and Seller shall report, in connection with the determination of income, franchise or other taxes measured by net income, the transactions being undertaken pursuant to this Agreement in a manner consistent with the Election unless required to do otherwise by law.

              (ii) Purchaser shall be responsible for the initial preparation of all forms and documents required in connection with making the Election, and Purchaser and Seller shall timely execute and file all forms required to be filed to make the Election. Seller shall execute and deliver to Purchaser such documents or forms as are required by any tax laws to complete the Election.

              (iii) To the extent permitted by state and local laws, at the election of Purchaser the principles and procedures of this Section 7.4(j) shall also apply with respect to a Section 338(h)(10) election or equivalent or comparable provision under state or local law. Seller and Purchaser covenant and agree that to the extent an election similar to a
     Section 338(h)(10) election under the Code is optional under any state or local law, they shall so elect so as to treat the transactions contemplated herein as a sale of assets for state and local income and franchise tax purposes.

          (k) Allocation of Purchase Price. Within 90 days after the Closing
              ----------------------------
Date, Purchaser shall provide to Seller for Seller's review a draft of the exhibits proposed to be attached to the Form 8023 and a copy of the Internal Revenue Service Form 8594 (if required by applicable Law) or other required forms, if any, related to asset acquisitions and any required exhibits thereto. Within 150 days of the Closing Date, Purchaser shall provide to Seller for Seller's review finalized versions of the draft documents delivered by Purchaser pursuant to the previous sentence, which finalized versions shall contain entries that are identical to the draft documents except for those changes resulting from changes in facts or circumstances not known or contemplated at the time of the Closing. Within 30 days after receipt of such draft documents or finalized versions thereof, Seller shall, in writing, either agree or state its objections. Seller and Purchaser shall negotiate in good faith to attempt to resolve any objections. If Seller and Purchaser are unable to resolve any Purchase Price allocation differences within 30 days, then any remaining disputed matters will be finally and conclusively determined by a nationally known independent accounting firm (the "Allocation Arbiter") selected by Purchaser and Seller, which firm shall not be the then regular auditors of Purchaser or Seller. Promptly, but not later than 10 days after its acceptance of its appointment, the Allocation Arbiter will determine (based solely on presentations by Seller and Purchaser and not by independent review) only those matters in dispute and will render a written report as to the disputed matters and the resulting allocation of the Purchase Price, which report will be conclusive and binding upon the parties. The fees and expenses, if any, of the Allocation Arbiter shall be paid one-half by Seller and one-half by Purchaser. Seller and Purchaser shall file the Form 8023 (and any other documents required by law to make the Election) on or before the due date for making the Election. Seller and Purchaser agree to follow said purchase price allocation (which shall include any adjustments to said allocation resulting from purchase price adjustments contemplated by Section 10.6 hereof) for purposes of all U.S. federal and, where applicable, state and local income and franchise tax returns, to the extent said values are relevant for such purposes.

          7.5 Confidential Information. For a period of ten years after the
              ------------------------
Closing Date, Seller and its Affiliates will treat and hold as such, and will not use for the benefit of themselves or others, any Confidential Information. In the event Seller or any of its Affiliates is requested or required (by oral request or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, then Seller will notify Purchaser promptly in writing of the request or requirement so that Purchaser may seek an appropriate protective order or waive compliance with this Section
7.5. If, in the absence of a protective order or receipt of a waiver hereunder, Seller or any of its Affiliates is, on the advice of outside counsel, compelled to disclose any Confidential Information to any Governmental Entity or else stand liable for contempt, then Seller or its Affiliate may disclose such Confidential Information to such Governmental Entity, provided that Seller or such Affiliate will use its reasonable best efforts to obtain at the request and expense of Purchaser an Order or other assurance that confidential treatment will be accorded to such Confidential Information.

          7.6  Employees Matters; Benefits.
               ---------------------------

          (a)  Employee Matters.
               ----------------

               (i) Purchaser shall cause all active employees of the Company, employed in the Business on the day immediately prior to the Closing Date (hereinafter collectively referred to as "Transferred Employees") to remain employed by (or remain the responsibility of, as applicable) the Company as of 12:01 a.m. on the Closing Date in the same or comparable positions, and at the same or comparable total compensation (including base pay, short-term bonuses and long-term bonuses), as were in effect on the day immediately prior to the Closing Date, except as otherwise provided in this Agreement; provided, however, that thereafter all matters with respect to changes in the positions and compensation of such employees shall be and remain in the control of Purchaser and the Company. For purposes of this
     Section 7.6(a)(i), the term "active employees" shall include all full-time and part-time employees, casual employees, employees on workers' compensation, military leave, maternity leave, leave under the Family and Medical Leave Act of 1993, leave governed by state law, short-term and long-term disability (including a disability pension), non-occupational disability, on layoff with recall rights, and employees on other approved leaves of absence with a legal or contractual right to reinstatement.

               (ii) On and after the Closing Date, except as otherwise provided in this Agreement, Purchaser shall assume, or Purchaser shall cause one of its Affiliates (including the Company) to assume, all obligations under and be bound by the provisions of each offer of employment relating to the Transferred Employees, each employment agreement, collective bargaining agreement, or any other agreement by Seller relating to conditions of employment, employment separation, severance, or employee benefits in connection with Transferred Employees. Set forth on Schedule 7.6 is a list of all obligations described in this Section assumed by and binding Purchaser (or the Affiliate of Purchaser assuming such obligations). Set forth on Schedule 7.6 is a list of all retention bonus agreements between Seller and any Transferred Employee. Notwithstanding the first sentence of this Section 7.6(a)(ii), Seller shall remain obligated and bound by all retention bonus agreements except in the event that liability under any such agreement results from actions of the Purchaser (or the Affiliate of Purchaser assuming such obligations) from and after the Closing Date, in which event Purchaser shall indemnify and hold harmless Seller for any liability arising under such retention bonus agreement. With respect to the agreements by Seller listed on Schedule 7.6 to provide supplemental pension benefits to certain employees of the Company, Seller will provide the supplemental pension benefits that would have been due under the agreements if the employees had terminated employment with the Company on the Closing Date taking into account only service and compensation earned on or before the Closing Date and Purchaser will provide supplemental pension benefits in accordance with those agreements based upon service and compensation earned by such employees while employed by the Company after the Closing Date.

               (iii) On and after the Closing Date, Purchaser shall cause the Company to recognize the service of each Transferred Employee for the Company before the Closing Date for all employment-related purposes (including, but not limited to, employee benefit plan purposes) determined in accordance with the practices and procedures of the Company in effect on the Closing Date.

               (iv) Transferred Employees shall not accrue benefits under any employee benefit policies, plans, arrangements, programs, practices, or agreements of Seller or any of its Affiliates on or after the Closing Date.

               (v) Nothing in this Agreement shall cause duplicate benefits to be paid or provided to or with respect to a Transferred Employee under any employee benefit policies, plans, arrangements, programs, practices, or agreements (including any ERISA Plans). References herein to a benefit with respect to a Transferred Employee or current retiree shall include, where applicable, benefits with respect to any eligible dependents and beneficiaries of such Transferred Employee or current retiree under the same employee benefit policy, plan, arrangement, program, practice, or agreement.

               (vi) Each Transferred Employee who, as of the Closing Date, either (i) is currently receiving long-term disability benefits under a long-term disability plan of Seller or one of its Affiliates, (ii) has been approved for receipt of long-term disability benefits under a long-term disability plan of Seller or one of its Affiliates, or (iii) is receiving a disability pension under an ERISA Plan, shall be identified by Seller on
     Schedule 7.6 as an "LTD Recipient." LTD Recipients shall be treated as Transferred Employees under this Agreement and, as such, shall be subject to all of the provisions of this Agreement governing the benefits of Transferred Employees.

               (vii) Purchaser will cause the Company to continue the Company's Management Incentive Compensation Plan without change or amendment for any portion of calendar year 1999 remaining after the Closing Date and will cause the Company to pay all benefits due under the Plan with respect to calendar year 1999 on or before February 1, 2000. Seller or Company has accrued for all benefits due under the Management Incentive Compensation Plan for all periods up to and including the Closing Date.

               (viii) Seller shall have no responsibility for the costs of providing any benefits that are due after the Closing Date with respect to employees of the Company who terminated employment prior to the Closing Date or who are not actively employed by the Company on the Closing Date, including but not limited to any costs associated with the provision of disability benefits or continuation coverage under Sections 601-607 of ERISA.

          (b)  Nonqualified Plan.
               -----------------

               (i) As of the Closing Date, Purchaser will establish a nonqualified plan or create a separate structure within its existing nonqualified plan (such new plan or separate structure, the "Purchaser SERP") and will establish a rabbi trust or a separate structure within its existing rabbi trust to fund Purchaser's obligations to pay benefits under the Purchaser SERP (such trust or separate structure, the "Purchaser SERP Trust").

               (ii) (1) The Purchaser SERP will be the same in all material respects as Seller's Lockheed Martin Corporation Deferred Management Incentive Compensation Plan as in effect immediately before the Closing Date (the "Seller SERP"). The Purchaser SERP Trust will satisfy the requirements of IRS Revenue Procedure 92-64.

                     (2) The Purchaser SERP will be established for the benefit of each Transferred Employee who participates in the Seller SERP immediately before the Closing Date and each other person who was employed by the Company, who has an accrued benefit (which remains payable in whole or in part) under the Seller SERP immediately before the Closing Date and who immediately before the Closing Date is no longer actively employed by Seller or who is a beneficiary of an individual who was employed by the Company and who has an accrued benefit (which remains payable in whole or in part) under the Seller SERP (an "Other Participant").

               (iii) As soon as practicable following the Closing, Seller will cause its actuary to calculate the SERP Liability (as defined in Section 7.6(b)(v)) of each participant in the Seller SERP who is a Transferred Employee or Other Participant (the "Transfer Liability"). Seller thereafter will transfer or, at Seller's option, will cause the rabbi trust established by Seller to fund Seller's obligations to pay benefits under the Seller SERP (the "Seller SERP Trust") to transfer to the Purchaser SERP Trust cash or assets (or any combination of cash and assets as Seller shall determine) equal to the Transfer Liability for the Seller SERP (the "Initial Transfer Amount"). The transfer will be made in accordance with
     Section 7.6(b)(iv). Upon such transfer to the Purchaser SERP Trust, Purchaser will assume all liabilities and obligations of Seller and Seller's Affiliates under the Seller SERP to provide benefits to each Transferred Employee and each Other Participant and for any acts, omissions and transactions related to such benefits under the Seller SERP, whether arising prior to, on or after the Closing Date.

               (iv) The transfers of cash or assets to the Purchaser SERP Trust will be made in accordance with the provisions of this Section 7.6(b)(iv). The transfer with respect to the Seller SERP will be made within 60 days after the date Seller has final confirmation of the identity of each Transferred Employee and each Other Participant with respect to the Seller SERP, or if later, within 20 days following the date on which Seller has been provided evidence reasonably satisfactory to Seller that the Purchaser SERP Trust has been established and that the assets transferred to such trust from the Seller and/or Seller SERP Trust will be irrevocably dedicated to pay the liabilities and obligations of Seller and Seller's Affiliates under the Seller SERP with respect to the Transferred Employees and Other Participants (the "Transfer Date"). The amount transferred on the Transfer Date will equal the Initial Transfer Amount minus the benefit payments made by Seller or the Seller SERP Trust for the Seller SERP on or after the Closing Date and before the Transfer Date with respect to Transferred Employees and Other Participants (the "SERP Benefit Payments"). However, if the SERP Benefit Payments exceed the Initial Transfer Amount, Purchaser will promptly pay such excess to Seller.

               (v) For purposes of this Section 7.6(b), the term "SERP Liability" means the account balance of each Transferred Employee and each Other Participant in the Seller SERP, determined as of the end of the calendar month which includes the Closing Date.

          (c)  Employee Rights.
               ---------------

               (i) Nothing expressed or implied in this Section 7.6 shall confer upon any employee of Seller or its Affiliates or the Company, or Purchaser or its Affiliates, or upon any legal representative of such employee, any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

               (ii) Nothing in this Agreement shall be deemed to confer upon any person (nor any beneficiary thereof) any rights under or with respect to any plan, program, or arrangement described in or contemplated by this
     Section 7.6, and each person (and any beneficiary thereof) shall be entitled to look only to the express terms of any such plan, program, or arrangement for his or her rights thereunder.

               (iii) Nothing in this Agreement shall cause Purchaser or its Affiliates or the Company or Seller or its Affiliates to have any obligation to provide employment or any employee benefits to any individual who is not a Transferred Employee or, except as otherwise provided in
     Section 7.6(a)(ii) with respect to employment agreements, to continue to employ any Transferred Employee for any period of time following the Closing Date.

          (d)  WARN Act Requirements. On and after the Closing Date, Purchaser
               ---------------------
shall be responsible with respect to Transferred Employees and their beneficiaries for compliance with The Worker Adjustment and Retraining Notification Act of 1988, including any requirement to provide for and discharge any and all notifications, benefits, and liabilities to Transferred Employees and government agencies that might be imposed as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

          (e)  Non-Solicitation of Employees. Seller agrees that for a period of
               -----------------------------
two years commencing on the Closing Date, neither it nor any of its Subsidiaries will solicit the employment of any employee of the Company as an employee, independent contractor or otherwise. Seller further agrees that for a period of three years commencing on the Closing Date, neither it nor any of its Subsidiaries will solicit the employment of any employee of the Company eligible to participate in the Company's Management Incentive Compensation Plan as an employee, independent contractor or otherwise. Seller and its Subsidiaries will not be deemed to have violated the covenant set forth in this Section 7.6(e) as a result of the placement of any job advertisement or other general solicitation of employment not specifically directed to employees of the Company provided that no employees eligible to participate in the Company's Management Incentive Compensation Plan, as of the date hereof, so solicited are in fact employed by Seller or any of its Subsidiaries.

          (f)  Successors and Assigns. In the event Purchaser or any of its
               ----------------------
successors and assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, Purchaser shall cause proper provision to be made so that the successors and assigns of Purchaser shall honor the obligations of Purchaser set forth in this Section 7.6.

          7.7  Post-Closing Receipts. In the event that either party after the
               ---------------------
Closing receives any funds properly belonging to the other party in accordance with the terms of this Agreement, the receiving party will promptly so advise such other party, will segregate and hold such funds in trust for the benefit of such other party and will promptly deliver such funds, together with any interest earned thereon, to an account or accounts designated in writing by such other party.

          7.8  Non-Competition. Seller agrees that, for a period of seven years
               ---------------
after the Closing, Seller shall not, and shall cause its Affiliates not to, bid for, engage or otherwise seek to engage in any business that provides services related to management, operation or integration of the Hanford Site (other than the provision of products or services to the Company, Purchaser, Purchaser's Affiliates or their respective assignees, transferees or subcontractors); provided, however, that nothing in this Section 7.8 shall be deemed to in any way limit the ability of Seller and its Affiliates (including LMSI) to provide information technology services, multimedia services or records and information management services to (i) companies conducting business at the Hanford Site,
(ii) the Department or (iii) any other party.

          7.9  Use of Lockheed Martin Name.
               ---------------------------

               (a) As of the Closing Date, Purchaser shall cease and shall cause the Company to cease any and all use of the designation "Lockheed Martin" in any fashion or combination, including words and designs related to "Lockheed Martin", as well as eliminate the use of any other designation indicating affiliation with Seller or any of Seller's respective Subsidiaries, as soon as practicable after the Closing Date. Within 10 business days after the Closing Date, Purchaser shall notify or shall cause the Company to notify, in writing, all suppliers and financial institutions having current business relationships with the Company that the Company has been acquired from Seller by Purchaser.

          (b) As of the Closing Date, Purchaser shall cause the Company to change its name to a new name not including "Lockheed Martin" or any name confusingly similar thereto and thereafter shall not use and shall cause the Company not to use or include "Lockheed Martin" as or in their corporate, popular, trade or domain names.

          (c) As of the Closing Date, Purchaser shall cease and shall cause the Company to cease offering any services or otherwise using any trademark, service mark or other indication or origin including "Lockheed Martin" or any mark or indication of origin confusingly similar thereto.

          (d) Purchaser agrees not to use or seek to register any trade name, service mark, trademark or domain name identical with or confusingly similar to "Lockheed Martin." Purchaser agrees that it will never directly or indirectly challenge, contest or call into question or raise any questions concerning the validity or ownership of "Lockheed Martin" by Seller, any registration or application for registration of "Lockheed Martin" or any domain name application or registration containing "Lockheed Martin." Purchaser agrees that nothing herein shall give Purchaser any right to or interest in "Lockheed Martin" except the right to use the same in accordance with the terms of this Agreement, and that all and any uses of "Lockheed Martin" by Purchaser shall inure to the benefit of Seller.

     Section 8.  Closing Conditions.
                 ------------------

          8.1    General Obligations. The obligations of Purchaser and Seller to
                 -------------------
effect the Closing shall be subject to the following conditions, unless waived in writing by the parties:

          (a)    No Orders; Legal Proceedings. At the Closing Date, (i) no
                 ----------------------------
material Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity which prohibits or restrains the transfer of the Company Shares and (ii) no material Action shall have been commenced by any Governmental Entity which seeks to restrain or materially and adversely alter the transactions contemplated hereby which in the reasonable good faith determination of Seller or Purchaser would render it unlawful to consummate the transactions contemplated by this Agreement.

          (b)    Approvals. On or prior to the Closing Date, (i) all Approvals
                 ---------
required by applicable Law to be obtained from any Governmental Entity to effect the transfer of the Company Shares which are identified on Schedule 8.1(b) shall have been received or obtained and (ii) any applicable waiting period under the HSR Act shall have expired or been terminated.

          (c)    LMSI Agreement. The Company and LMSI shall have entered into an
                 --------------
agreement, satisfactory in form and substance to Seller and Purchaser and on commercially reasonable terms that (i) provides for LMSI to continue providing substantially the same services as LMSI provides to the Company in connection with its performance under the DOE Contract and (ii) formalizes the relationship of the Company and LMSI (based on specific objective performance criteria) with regard to the Company's economic transition and job creation obligations pursuant to the DOE Contract (which relationship shall be in accordance with the terms of the draft Lockheed Martin Hanford Corporation Economic Development Plan, dated as of November 8, 1999).

          (d)  No DOE Objection. On or prior to the Closing Date, neither the
               ----------------
Manager of the Office of River Protection nor any other representative of the Department with authority over the DOE Contract shall have presented Seller, Purchaser or the Company with any objection to the transactions contemplated by this Agreement unless such objection shall have been resolved to the satisfaction of Seller and Purchaser.

          8.2  Conditions to Obligation of Purchaser. The obligation of
               -------------------------------------
Purchaser to effect the Closing shall be subject to satisfaction of the following conditions, except to the extent waived in writing by Purchaser:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of Seller set forth in Section 4 that are qualified as to materiality shall be true and correct and the representations and warranties of Seller set forth in Section 4 that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement and on the Closing Date as though made on the Closing Date, unless such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such date, except to the extent that the failure of such representations and warranties to be true and correct, or true and correct in all material respects, as the case may be, would not constitute a Material Adverse Circumstance.

          (b)  Covenants of Seller. Seller will have performed and complied in
               -------------------
all material respects with all of its covenants contained in this Agreement required to be performed or complied with on or prior to the Closing Date;

          (c)  Officer's Certificate. Seller will have delivered to Purchaser a
               ---------------------
certificate to the effect that each of the conditions specified above in Sections 8.2(a) and 8.2(b) are satisfied in all material respects;

          (d)  Director Resignations. Seller will have delivered to Purchaser
               ---------------------
written resignations, effective as of the Closing Date, executed by each of the directors of the Company; and

          (e)  Legal Opinion. Seller will have delivered to Purchaser a legal
               -------------
opinion, addressed to Purchaser and dated the Closing Date, substantially in the form of Exhibit 8.2(e) hereto.

          8.3  Conditions to Obligation of Seller. The obligation of Seller to
               ----------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of Purchaser set forth in Section 5 that are qualified as to materiality shall be true and correct and the representations and warranties of Purchaser set forth in Section 5 that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement and on the Closing Date as though made on the Closing Date, unless such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such date, except to the extent that the failure of such representations and warranties to be true and correct, or true and correct in all material respects, as the case may be, would not have a material adverse effect on Purchaser's ability to perform its obligations under this Agreement.

          (b)    Covenants of Purchaser. Purchaser will have performed and
                 ----------------------
complied in all material respects with all of its covenants contained in this Agreement required to be performed or complied with on or prior to the Closing Date;

          (c)    Officer's Certificate. Purchaser will have delivered to Seller
                 ---------------------
a certificate to the effect that each of the conditions specified above is satisfied in all respects; and

          (d)    Legal Opinion. Purchaser will have delivered to Seller a legal
                 -------------
opinion, addressed to Seller and dated the Closing Date, substantially in the form of Exhibit 8.3(d) hereto.

     Section 9.  Termination of Obligations.
                 --------------------------

          9.1    Termination of Agreement. Anything herein to the contrary
                 ------------------------
notwithstanding, this Agreement may be terminated at any time before the Closing as follows and in no other manner, provided that the terminating party is not in material breach of its representations, warranties or covenants set forth herein:

          (a)    Mutual Consent. By mutual consent in writing of Purchaser and
                 --------------
Seller.

          (b)    Closing Not Consummated by Earlier Date. By Seller or Purchaser
                 ---------------------------------------
at any time after February 28, 2000 if the Closing shall not have occurred by such date, unless extended by mutual consent in writing of Purchaser and Seller; provided, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date.

          (c)    Conditions to Purchaser's Performance Not Met. By Purchaser
                 ---------------------------------------------
upon written notice to Seller if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Purchaser to consummate the Closing contemplated by this Agreement as set forth in Section 8.

          (d)    Conditions to Seller's Performance Not Met. By Seller upon
                 ------------------------------------------
written notice to Purchaser if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the Closing contemplated by this Agreement as set forth in Section 8.

          (e)    Unilateral Termination By Purchaser. By Purchaser upon written
                 -----------------------------------
notice to Seller not less than one business day prior to the Closing Date if Purchaser shall become aware of any fact, circumstance or condition that was (i) in existence on or prior to the date hereof and (ii) within the Knowledge of Seller, and such fact, circumstance or condition (A) would reasonably be expected to constitute a Material Adverse Circumstance and (B) was not disclosed to Purchaser in this Agreement (including the Schedules and Exhibits hereto) or the materials provided to or made available to Purchaser, or was not otherwise known to Purchaser, prior to the date hereof.

          9.2    Effect of Termination. In the event that this Agreement shall
                 ---------------------
be terminated pursuant to Section 9.1, all future obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the parties contained in this Section 9.2, Sections 7.5, 11.1 and 11.2 and the Confidentiality Agreement shall survive any such termination. A termination under Section 9.1 shall not relieve any party of any liability for a breach of any covenant or agreement under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach. In the event of a termination under Section 9.1, no party shall have any liability under this Agreement because of the failure of any representation or warranty made by such party hereunder to be true and correct.

     Section 10. Indemnification; Survival.
                 -------------------------

          10.1   Obligations of Seller. Effective as of the Closing, Seller
                 ---------------------
agrees to indemnify and hold harmless Purchaser, the Company, and their respective directors, officers, employees, Affiliates, agents and assigns ("Purchaser Indemnitees") from and against any and all Indemnifiable Losses based upon or arising from:

          (a) any inaccuracy in any of the representations and warranties made by Seller on the date hereof or on the Closing Date in or pursuant to this Agreement;

          (b) any material breach or nonperformance of any of the covenants of Seller contained in this Agreement, including any matter as to which Seller in other provisions of this Agreement (including Section 7.4(b)) expressly agreed to indemnify Purchaser or (subsequent to Closing) the Company; or

          (c) any claims, demands, or Actions made by any person (including any Governmental Entity) under Environmental Law for: (i) Response Actions to the extent arising from the presence, migration, Release, generation, handling, treatment, transport, storage or disposal of any Hazardous Materials in connection with the Business prior to the Closing Date; (ii) loss of life, injury to persons or property, or damage to natural resources arising from the presence, migration, generation, Release, handling, treatment, transport, storage or disposal of any Hazardous Materials in connection with the Business prior to the Closing Date (whether or not such loss, injury, or damage arises or becomes manifest before, on, or after the Closing Date); (iii) any violation, default, or non-compliance under Environmental Law or an Environmental Permit by the Company that occurred prior to the Closing Date.

          (d) any liability or obligation for compensation or for benefits under any Plan that relates to a period prior to the Closing Date, except to the extent that the Purchaser has agreed in this Agreement to assume responsibility for such liability or payment.

The provisions of this Section 10.1 do not limit any rights that Seller may have against any Purchaser Indemnitee that was a director, officer, employee, Affiliate or agent of the Company prior to the Closing resulting from, based upon or arising from actions or omissions of any such Person prior to the Closing, and no indemnification will be available under this Section 10.1 for any such Person as a result of any such actions or omissions.

          10.2   Obligations of Purchaser. Effective as of the Closing,
                 ------------------------
Purchaser agrees to indemnify and hold harmless Seller and its directors, officers, employees, Affiliates, agents and assigns ("Seller Indemnitees") from and against any and all Indemnifiable Losses based upon or arising from:

          (a) any inaccuracy in any of the representations and warranties made by Purchaser on the date hereof or on the Closing Date in or pursuant to this Agreement;

          (b) any material breach or nonperformance of any of the covenants of Purchaser contained in this Agreement, including any matter as to which Purchaser in other provisions of this Agreement (including Section 7.4(b)) has expressly agreed to indemnify Seller;

          (c) subject to Seller's indemnification obligation under Section 10.1(c), any liability or obligation arising from or under any Environmental Law or Environmental Permit, or in connection with the presence, migration, emission, handling, treatment, transport, storage or disposal of any Hazardous Material, in connection with the Business, where the basis for such liability occurred on or after the Closing Date; or

          (d)    the conduct of the Business after the Closing.

          10.3   Procedure.
                 ---------

          (a)    Notice of Third Party Claims. Any party seeking indemnification
                 ----------------------------
of any Indemnifiable Loss or potential Indemnifiable Loss arising from a claim asserted by a third party shall give written notice to the party from whom indemnification is sought. Written notice to the Indemnifying Party of the existence of a third-party claim shall be given by the Indemnified Party promptly after its receipt of an assertion of liability from the third party; provided, however, that no failure to provide such notice shall relieve the Indemnifying Party of any liability hereunder except to the extent that such Indemnifying Party is materially prejudiced thereby. In the event the provisions of Section 7.4(b) conflict with the provisions of this Section 10.3, the provisions of Section 7.4(b) shall govern.

          (b)    Defense. The Indemnifying Party may, at its option, control the
                 -------
defense of an Indemnifiable Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to retain counsel of its choice at its own expense and participate in the defense of the Indemnified Claim. If the Indemnifying Party does not assume such defense or the Indemnifying Party notifies the Indemnified Party within 30 days that it will not assume such defense, the Indemnified Party may control the defense of such claim and may settle the claim on behalf of and for the account and risk of the Indemnifying Party, who shall be bound by the result. In all cases, the party without the right to control the defense of the Indemnified Claim may participate in the defense at its own expense.

          (c)    Settlement Limitations. Notwithstanding anything in this
                 ----------------------
Section 10.3 to the contrary, neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other party, settle or compromise any Indemnifiable Claim or permit a default or consent to entry of any judgment, unless (i) such settlement or compromise includes a complete release of the Indemnified Party with respect to liability related to such Indemnifiable Claim and

(ii) such Indemnifiable Claim relates to, or the claim resulting in such judgment would have given rise to, an Indemnifiable Claim under Section 10.2 (other than Section 10.2(d)). Notwithstanding clause (i) of the preceding sentence, if a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer without reservation of any rights or defenses against the Indemnified Party, the Indemnified Party may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Indemnifiable Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the Indemnified Party declined to accept plus the Indemnifiable Losses of the Indemnified Party relating to such Indemnifiable Claim through the date of its rejection of the settlement offer or (B) the aggregate Indemnifiable Losses of the Indemnified Party with respect to such claim. If the Indemnifying Party makes any payment on any claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such claim.

          10.4  Survival. The representations and warranties contained in or
                --------
made pursuant to this Agreement shall expire on the second anniversary of the Closing Date except that the representations and warranties contained in Sections 4.3, 4.19, 5.5 and 5.9 shall remain in full force and effect indefinitely. This Section 10 shall survive the Closing and shall remain in effect (a) with respect to Sections 10.1(a) and 10.2(a), so long as the relevant representations and warranties survive, (b) with respect to Sections 10.1(b), and 10.2(b), to the extent those Sections relate to the covenants set forth in
Section 7, other than Section 7.3 and Section 7.4, until the second anniversary of the Closing Date, (c) with respect to Sections 7.3, 10.1(b) and 10.2(b) (to the extent those Sections relate to covenants other than as set forth in Section
7), so long as the applicable covenant survives, (d) with respect to Section 10.1(c), until the seventh anniversary of the Closing Date and (e) with respect to Section 7.4, claims relating to the Seller's obligation to provide the supplemental pension benefit pursuant to Section 7.6(a)(ii), Section 10.2(c) and
Section 10.2(d), indefinitely. Any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this Section 10 notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

          10.5  Limitations on Indemnification. Seller shall not be required to
                ------------------------------
indemnify any Person under Section 10.1 unless the aggregate of all amounts for which indemnity would otherwise be payable by Seller exceeds $250,000, and in such event, Seller shall be responsible for only the amount in excess of $250,000, except that such limitation shall not apply to any claims arising out of Section 4.3 or for claims relating to the Seller's obligation to provide the supplemental pension benefit pursuant to Section 7.6(a)(ii), for which Seller shall indemnify the Indemnified Party for the full amount of any Indemnifiable Loss. In no event shall (i) the total indemnification to be paid by Seller under
Section 10.1(a) and Section 10.1(b) exceed $5,000,000 or (ii) the total indemnification to be paid by Seller under Section 10.1 exceed $15,000,000. Any Indemnifiable Claim with respect to any breach or nonperformance by either party of a representation, warranty, covenant or agreement shall be limited to the amount of actual damages sustained by the Indemnified Party by reason of such breach or nonperformance, net of any insurance proceeds and, with respect to the Company, amounts that are recoverable costs under the DOE Contract or the DOE Subcontract. Any amounts required to be paid by Seller pursuant to Section 7.4 of this Agreement shall not be deemed to be an indemnification payment for purposes of this Section 10.5.

          10.6   Treatment of Payments. All payments made pursuant to this
                 ---------------------
Section 10 (other than a payment based on an obligation arising under Section 7.4(b)) shall be treated as adjustments to the Purchase Price. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not be indemnified or reimbursed for any tax consequences arising from the receipt or accrual of an indemnity payment hereunder, including, without limitation, any such consequences arising from adjustments to the basis of any asset resulting from an adjustment to the Purchase Price or any additional Taxes resulting from any such basis adjustment.

          10.7   Remedies Exclusive. The remedies provided for in this Section
                 ------------------
10 shall constitute the sole and exclusive remedy for any claims arising after the Closing (i) made for breach of this Agreement, (ii) otherwise in connection with the transactions contemplated hereby or (iii) arising under any Environmental Law or in connection with any Environmental Permit, except for (A) claims arising out of any breach of the Confidentiality Agreement, Section 7.5, or this Section 10, and (B) claims based upon fraud or willful misconduct. In no event shall a breach of a representation or warranty be used as evidence of, or be deemed to constitute, bad faith, misconduct or fraud, even in the event that it is shown that any party or its Affiliates or any of their respective directors, employees, officers, representatives, advisors or agents knew or should have known of the existence of information which was inconsistent with any of this representations and warranties made herein. Each party hereby waives any provision of Law to the extent that it would limit or restrict the agreement contained in this Section 10.7.

          10.8   Mitigation. The parties shall cooperate with each other with
                 ----------
respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability. In the event that any party shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary contained herein, the Indemnifying Party shall not be required to indemnify any Person for any Indemnifiable Loss to the extent that such Indemnifiable Loss could reasonably be expected to have been avoided if such party, as the case may be, had made such efforts.

     Section 11. Miscellaneous.
                 -------------

          11.1   Press Releases and Announcements. No party will issue any press
                 --------------------------------
release or announcement relating to the subject matter of this Agreement prior to the Closing Date without the prior approval of the other party; provided that any party may make any public disclosure it believes in good faith is required by Law or by the rules and regulations of any Governmental Entity, any stock exchange on which the securities of such party are listed (in which case the disclosing party will advise the other party prior to making such disclosure).

          11.2   Expenses. Each of the parties hereto will bear all legal,
                 --------
accounting, investment banking and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated. All legal, accounting, investment banking and other fees and expenses incurred by or on behalf of Seller in connection with this Agreement will be borne by Seller and no such fee or expense will be paid or payable by the Company.

          11.3   Further Assurances. Each of Purchaser and Seller shall execute
                 ------------------
and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters. With respect to the securing of any requisite Approvals after Closing, the parties shall timely and promptly make all filings which may be required for the securing of such Approvals. In furtherance and not in limitation of the foregoing, each of Purchaser and Seller shall use commercially reasonable efforts to file notification and report forms and similar applications with any applicable Governmental Entity whose Approval may be required following the Closing Date. Purchaser and Seller shall cooperate and use their respective commercially reasonable efforts to respond to any requests for information by any Governmental Entity in connection with such Approvals after the Closing.

          11.4   Remedies. Subject to Section 10.7, any party having any rights
                 --------
under any provision of this Agreement will have all rights and remedies set forth in this Agreement and all rights and remedies that such party may have been granted at any time under any other agreement or contract and all of the rights that such party may have under any Law. Any such party will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

          11.5   Consent to Amendments. The provisions of this Agreement may be
                 ---------------------
amended or waived only by a written agreement executed and delivered by Seller and Purchaser. No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of such parties.

          11.6   Successors and Assigns. No party hereto may assign or delegate
                 ----------------------
any of such party's rights or obligations under or in connection with this Agreement without the written consent of the other party; provided that Purchaser may without the written consent of Seller assign its rights under this Agreement to one or more Affiliates of Purchaser, it being understood that Purchaser intends to assign its rights to purchase the Company Shares to CH2M HILL Constructors, Inc., a Delaware corporation, at or prior to the Closing. No assignment by Purchaser pursuant to the proviso of the preceding sentence will release Purchaser of any of its obligations under this Agreement or waive or release any right or remedy Seller may have against Purchaser hereunder or thereunder. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto or thereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

          11.7   Severability. Whenever possible, each provision of this
                 ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          11.8   Counterparts. This Agreement may be executed simultaneously in
                 ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

          11.9   Descriptive Headings. The descriptive headings of this
                 --------------------
Agreement and the Schedules are inserted for convenience only and do not constitute a part of this Agreement.

          11.10  Notices. All notices, demands or other communications to be
                 -------
given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or three business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to Purchaser and Seller at the addresses indicated below:

          If to Purchaser:    CH2M HILL Companies, Ltd.
                              6060 South Willow Drive
                              Greenwood Village, CO 80111
                    Telephone No. (303) 771-0900
                    Telecopy No:  (303) 290-6487
                    Attention:   Catherine Santee
                             Chief Financial Officer for the Industrials and Environment Group

          With a copy         Hogan & Hartson LLP
          (which will not     1200 Seventeenth Street
          constitute notice)  Suite 1500
          to:                 Denver, CO 80203
                              Telephone No: (303) 899-7300
                              Telecopy No:  (303) 899-7333
                              Attention: Whitney Holmes, Esq.

          If to Seller:       Lockheed Martin Corporation
                              6801 Rockledge Drive
                              Bethesda, Maryland 20817
                              Telephone:   (301) 897-6000
                              Telecopy:    (301) 897-6791
                              Attention: Frank H. Menaker, Jr.
                                       Senior Vice President and General Counsel

          With a copy (which       O'Melveny & Myers LLP
          will not constitute      555 13th Street, N.W.
          notice) to:              Suite 500 West
                                   Washington, D.C. 20004-1109
                                   Telephone: (202) 383-5300
                                   Telecopy:  (202) 383-5414
                                   Attention: David G. Litt, Esq.

or to such other address or to the attention of such other party as the recipient party has specified by prior written notice to the sending party.

          11.11 No Third-Party Beneficiaries. This Agreement will not confer any
                ----------------------------
rights or remedies upon any Person other than Seller and Purchaser and their respective successors and permitted assigns.

          11.12 Entire Agreement. This Agreement (including the documents
                ----------------
referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. Notwithstanding the foregoing, the Confidentiality Agreement will not be deemed to have been superseded by this Agreement unless and until the Closing occurs, at which point the Confidentiality Agreement will be deemed to have terminated in its entirety and will have no further force or effect.

          11.13 Construction. All terms defined herein have the meanings
                ------------
assigned to them herein for all purposes, and such meanings are equally applicable to both the singular and plural forms of the terms defined. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form. Any instrument or Law defined or referred to herein means such instrument or Law as from time to time amended, modified or supplemented, including (in the case of instruments) by waiver or consent and (in the case of any Law) by succession of comparable successor Laws and includes (in the case of instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are, unless the context otherwise requires, also to its successors and assigns. Any term defined herein by reference to any instrument or Law has such meaning whether or not such instrument or Law is in effect. "Shall" and "will" have equal force and effect. "Hereof", "herein", "hereunder" and comparable terms refer to the entire instrument in which such terms are used and not to any particular article, section or other subdivision thereof or attachment thereto. References to "the date of this Agreement," "the date hereof" or words of like import shall mean November 29, 1999. References in an instrument to "Article", "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument. References to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural and vice versa. All accounting terms not otherwise defined herein have the meaning assigned under generally accepted accounting principles in the United States which have effective dates on or prior to September 30, 1999.

          11.14 Representation by Counsel; Interpretation. Seller and Purchaser
                -----------------------------------------
each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Purchaser and Seller.

          11.15 Incorporation of Exhibits and Schedules. The Exhibits and
                ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          11.16 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION,
                -------------
VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF COLORADO.

          11.17 Resolution of Disputes. All litigation relating to or arising
                ----------------------
under or in connection with this Agreement shall be brought only in the federal or state courts located in the State of Colorado, which shall have exclusive jurisdiction to resolve any disputes with respect to this Agreement, with each party irrevocably consenting to the jurisdiction thereof for any actions, suits or proceedings arising out of or relating to this Agreement. The parties hereto irrevocably waive trial by jury in any legal action or proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto. In the event of any breach of the provisions of this Agreement, the non-breaching party shall be entitled to equitable relief, including in the form of injunctions and Orders for specific performance, where the applicable legal standards for such relief in such courts are met, in addition to all other remedies available to the non-breaching party with respect thereto at law or in equity.

          11.18 No Consequential Damages. Notwithstanding anything to the
                ------------------------
contrary elsewhere in this Agreement, no party (or its Affiliates) shall, in any event, be liable to the other party (or its Affiliates) for any consequential, special or punitive damages, including, but not limited to, loss of future revenue or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

                 [Remainder of Page Intentionally Left Blank]


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

          IN WITNESS WHEREOF, the parties hereto have executed and deliver this Agreement on the date first written above.


                              CH2M HILL COMPANIES, LTD.

                              By: /s/ Samuel H. Iapalucci
                                  ---------------------------------
                              Name:  Samuel H. Iapalucci
                              Title: Vice President and Chief Financial Officer


                              LOCKHEED MARTIN CORPORATION

                              By: /s/ Warren Lanning
                                  ---------------------------------
                              Name:  Warren Lanning
                              Title: Director - Business Ventures

                                       48